EXHIBIT 4.1

AMENDED AND RESTATED

INDENTURE

Dated as of October [●], 2017,

by and among

GWG Holdings, Inc., as obligor

GWG Life, LLC, as guarantor

and

Bank of Utah, as trustee

Debt Securities

 i

Article 6 DEFAULTS AND REMEDIES		29
Section 6.1	EVENTS OF DEFAULT	29
Section 6.2	ACCELERATION	30
Section 6.3	OTHER REMEDIES	31
Section 6.4	WAIVER OF PAST DEFAULTS	31
Section 6.5	CONTROL BY MAJORITY	31
Section 6.6	LIMITATION ON SUITS	31
Section 6.7	RIGHTS OF HOLDERS TO RECEIVE PAYMENT	32
Section 6.8	COLLECTION SUIT BY TRUSTEE	32
Section 6.9	TRUSTEE MAY FILE PROOFS OF CLAIM	32
Section 6.10	PRIORITIES	33
Section 6.11	UNDERTAKING FOR COSTS	33

Article 7 TRUSTEE		33
Section 7.1	DUTIES OF TRUSTEE	33
Section 7.2	RIGHTS OF TRUSTEE	34
Section 7.3	INDIVIDUAL RIGHTS OF TRUSTEE	35
Section 7.4	TRUSTEE’S DISCLAIMER	35
Section 7.5	NOTICE OF DEFAULTS	35
Section 7.6	REPORTS BY TRUSTEE TO HOLDERS	36
Section 7.7	COMPENSATION AND INDEMNITY	36
Section 7.8	REPLACEMENT OF TRUSTEE	37
Section 7.9	SUCCESSOR TRUSTEE BY MERGER, ETC.	38
Section 7.10	ELIGIBILITY; DISQUALIFICATION	37
Section 7.11	PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY	38

Article 8 DISCHARGE OF INDENTURE		38
Section 8.1	TERMINATION OF COMPANY’S OBLIGATIONS	38
Section 8.2	APPLICATION OF TRUST MONEY	39
Section 8.3	REPAYMENT TO COMPANY	39
Section 8.4	REINSTATEMENT	40

Article 9 AMENDMENTS		40
Section 9.1	WITHOUT CONSENT OF THE HOLDERS	40
Section 9.2	WITH CONSENT OF THE HOLDERS	41
Section 9.3	COMPLIANCE WITH TRUST INDENTURE ACT	42
Section 9.4	EFFECT OF CONSENTS	42
Section 9.5	NOTATION ON OR EXCHANGE OF SECURITIES	42
Section 9.6	TRUSTEE TO SIGN AMENDMENTS, ETC.	42

Article 10 SUBORDINATION		43
Section 10.1	AGREEMENT TO SUBORDINATE	43
Section 10.2	LIQUIDATION; DISSOLUTION; BANKRUPTCY	43
Section 10.3	DEFAULT ON SENIOR DEBT	45
Section 10.4	WHEN DISTRIBUTION MUST BE PAID OVER	46
Section 10.5	LIMITATION ON ACTION AGAINST COLLATERAL	46
Section 10.6	NOTICE BY COMPANY	47
Section 10.7	SUBROGATION	46
Section 10.8	RELATIVE RIGHTS	47
Section 10.9	SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY OR HOLDERS OF SENIOR DEBT	47

EXHIBITS:

A – Form of L Bonds

B – Form of Guarantee Notation

C – Form of Pledge and Security Agreement

CROSS-REFERENCE TABLE

*Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N/A
(a)(4)	N/A
(a)(5)	N/A
(b)	7.8; 7.10
(c)	N/A
311(a)	7.11
(b)	7.11
(c)	N/A
312(a)	2.5
(b)	13.3
(c)	13.3
313(a)	7.6
(b)(1)	N/A
(b)(2)	13.3; 7.6
(c)	7.6; 11.2
(d)	7.6
314(a)	4.3
(b)	12.2
(c)(1)	N/A
(c)(2)	N/A
(c)(3)	N/A
(d)	12.3; 12.4; 12.5
(e)	N/A
(f)	N/A
315(a)	N/A
(b)	N/A
(c)	N/A
(d)	N/A
(e)	N/A
316(a) (last sentence)	N/A
(a)(1)(A)	N/A
(a)(1)(B)	N/A
(a)(2)	N/A
(b)	N/A
(c)	N/A
317(a)(1)	N/A
(a)(2)	N/A
(b)	N/A
318(a)	13.1

N/A means not applicable

* This Cross Reference Table is not part of the Indenture

 v

THIS AMENDED AND RESTATED INDENTURE is hereby entered into as of October ____, 2017, by and among GWG Holdings, Inc., a Delaware corporation (the “Company”), as obligor, GWG Life, LLC, a Delaware limited liability company (the “Guarantor”), as guarantor, and Bank of Utah, a Utah corporation, as trustee (the “Trustee”).

The parties earlier entered into an Indenture dated as of October 19, 2011, which Indenture was subsequently amended on each of December 14, 2011, January 9, 2015, and June 12, 2015 (as so amended, the “Original Indenture”). On or about September 8, 2015, the Guarantor has fully paid all obligations owing under that certain class of promissory notes that had privately offered and sold from time to time and referred to in the Original Indenture as the “Guarantor Secured Notes.” Given the full payment and defeasance of the Guarantor Secured Notes, and the length of the time since the parties entered into the Original Indenture, the parties now wish to amend and restate the Original Indenture primarily for the purposes of (i) eliminating references to the Guarantor Secured Notes (and replacing those references, where appropriate, with general references to Pari Passu Debt that may be incurred in the future), (ii) eliminating references to the particular “Intercreditor Agreement” that had been entered into by and among the Company, the Guarantor, the Trustee, and the collateral trustee serving for the holders of the Guarantor Secured Notes, (iii) updating certain provisions of the Original Indenture, and (iv) correcting and clerical errors and formatting inconstancies in the Original Indenture and otherwise clarifying certain provisions of the Original Indenture.

Section 9.1(a) and 9.1(d) of the Original Indenture permit the Company, the Guarantor and the Trustee to amend the Original Indenture. Accordingly, and in light of the foregoing, the Company, the Guarantor and the Trustee hereby amend and restate the Original Indenture in the form of this Amended and Restated Indenture (hereinafter, this “ Indenture”), and agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the debt securities of the Company issued under this Indenture:

Article 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 DEFINITIONS

“Account” means the record of beneficial ownership of a Security maintained by the Registrar.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“After-Acquired Property” shall mean all assets and property, including, to the extent permitted by law, assets and property acquired by the Company or any Subsidiary or Affiliate, including the Guarantor, after the date of this Indenture.

“Agent” means any Registrar, Paying Agent, co-registrar, Servicing Agent or any Person appointed and retained by the Company to perform certain of the duties or obligations, or exercise certain of the rights and discretions, of the Company hereunder pursuant to Section 2.17.

“Bankruptcy” shall mean, for any Person, the (i) commencement of a voluntary bankruptcy case by that Person; (ii) consent to the entry of an order for relief against such Person in an involuntary bankruptcy case; (iii) consent to the appointment of a custodian of it or for all or substantially all of its property.

“Bankruptcy Law” has the meaning set forth in Section 6.1.

“Beneficial Holder” means the holder of a beneficial interest in any Global Security.

“Board of Directors” means the Board of Directors of the Company or any authorized committee of the Board of Directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Minnesota, the State of Utah, or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date falls on any date other than a Business Day, payment may be made on the next succeeding Business Day and no interest shall accrue for the intervening period.

“Calculation Date” means the 15th day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day).

“Capital Stock” means any class of capital stock of the Company, including without limitation its common stock and any class of limited or preferred stock, or any series on any class of common, limited or preferred stock, existing from time to time during the term of this Indenture.

“Collateral” shall mean, unless a supplemental indenture relating to a particular class or series of Securities issued under this Indenture provides otherwise: (i) all the assets of the Company, including without limitation all of its ownership interests in Subsidiaries; (ii) all the assets of the Guarantor pledged under the Pledge and Security Agreement, including without limitation all of the Guarantor’s ownership interests in its Subsidiaries; (iii) all Pledged Affiliate Stock; and (iv) any and all other items and property defined as “Collateral” in any applicable Collateral Document.

“Collateral Documents” means, unless a supplemental indenture relating to a particular class or series of Securities issued under this Indenture provides otherwise: (i) solely with respect to the L Bonds issued under this Indenture, the Pledge and Security Agreement; and (ii) any other agreements, documents or instruments, including any financing statements and amendments or supplements thereto, creating, perfecting or evidencing any Liens securing any Securities, and any other Obligation under this Indenture or the Collateral Documents.

“Company” means GWG Holdings, Inc., a Delaware corporation, unless and until replaced by a successor in accordance with Article 5 hereof, in which case “Company” shall mean such successor.

“Company Majority Stockholders” shall mean Jon R. Sabes and Steven F. Sabes.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is originally dated, located at Bank of Utah, 200 E. South Temple, Suite 210, Salt Lake City, UT 84111, Attention: GWG Holdings, Inc. Administrator.

“Debt Coverage Ratio” has the meaning set forth in 0.

2

“Default” means any event that is or that with the passage of time or the giving of notice, or both, would be, an Event of Default.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act and designated as Depositary by the Company pursuant to Section 2.15(a).

“DTC” means the Depository Trust Company.

“Event of Default” has the meaning set forth in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fiscal Quarter” means the approximately three-month period ending each March 31, June 30, September 30, and December 31.

“Fiscal Year” means a year ending December 31.

“GAAP” means, as of any date, United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legends set forth in Section 2.15 (or such other legend as may be specified for such Securities pursuant to Section 2.15), issued to a Depositary or its nominee, and registered in the name of such Depositary or nominee, with the beneficial interests in such Security being held by one or more Beneficial Holders.

“Guarantee” means the guarantee of the Guarantor as described in Article 11 or otherwise endorsed on any Security authenticated and delivered pursuant to this Indenture.

“Guarantee Notation” is evidence of the Guarantee to be used as described in Section 11.3, and attached hereto as Exhibit B.

“Guarantor” means GWG Life, LLC, a Delaware limited liability company, unless and until replaced by a successor in accordance with this Indenture, in which case “Guarantor” shall mean such successor. “Guarantor” shall also mean any other Person that later becomes a guarantor of Obligations under any Securities issued hereunder pursuant to an amendment or supplemental indenture hereto.

“Holder” means a Person in whose name a Security is registered.

“Holder Redemption Event” has the meaning set forth in Section 3.2(a).

“Indebtedness” means, with respect to any Person and without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including capital lease obligations) or the expenditure for any services or representing any hedging obligations, including without limitation, any such balance that constitutes an accrued expense or an account or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, (a) the guarantee of items that would be included within this definition, and (b) liability for items that would arise by operation of a Person’s status as a general partner of a partnership.

3

“Indenture” means this Amended and Restated Indenture, as amended or supplemented from time to time.

“Insurance Company” means, with respect to any Life Insurance Policy, the insurance company that is obligated by the terms of such Life Insurance Policy to pay the related Policy Benefit upon the death of the related Insured (or the successor to such obligation).

“Insured” means a natural person who is named as the insured on a Life Insurance Policy.

“Interest Accrual Period” means, as to each Security, the period from the later of the Issue Date of such Security or the last Payment Date upon which an interest payment was made, until and including the day before the following Payment Date (or the Maturity Date, if earlier), during which period interest accrues with respect to any Payment Date.

“Issue Date” means, with respect to any Security, the date on which such Security is deemed registered on the books and records of the Registrar, which shall be (i) the date the Company accepts funds for the purchase of the Security if such funds are received prior to 12:01 p.m. (Central Time) on a Business Day, or if such funds are not so received, on the next Business Day, or (ii) the date that the Security is renewed as of the Maturity Date pursuant to Section 2.1(h).

“L Bonds” are a class of Securities authorized for issuance under this Indenture, the form of which is attached to this Indenture as Exhibit A-2.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction).

“Life Expectancy” means with respect to any Life Insurance Policy (other than a Small Life Insurance Policy), the average of two Life Expectancy Reports of the related Insured, stated in months, provided by two separate Qualified Consulting Physicians to achieve 50th percentile cumulative mortalities for such Insured, or, if not so provided, by applying the provided life expectancy in months to the most recent VBT Select Table to calculate a 50th percentile cumulative mortality schedule for such Insured, in any case as of the Life Expectancy Report Date and subsequently adjusted in the passage of time. For policies with more than one Insured that pay upon the death of the second Insured (“Joint Policies”), the “Life Expectancy” with respect to any such Joint Policies (other than a Small Life Insurance Policy), means the joint Life Expectancy Reports of the related Insureds in months to achieve a 50th percentile cumulative mortality for such Insureds provided for the two joint life expectancies by the Qualified Consulting Physicians and, if not provided, by applying the provided life expectancy in months to the most recent VBT Select Table to calculate a 50th percentile cumulative mortality for such Insureds, in any case as of the Life Expectancy Report Date and subsequently adjusted in the passage of time. Life Expectancy for a Small Life Insurance Policy shall be stated in months as determined by applying the most recent VBT Select Table to calculate a 50th percentile cumulative mortality schedule for such Insured, as of the Life Expectancy Report Date and subsequently adjusted in the passage of time; provided that a Life Expectancy Report may be used for a Small Life Insurance Policy, if available.

4

“Life Expectancy Report” means an assessment by a Qualified Consulting Physician, contained in a written statement dated within 180 days prior to the date of the purchase by the Company or any of its direct or indirect Subsidiaries of a Life Insurance Policy, of the life expectancy of one or more Insureds under such Life Insurance Policy.

“Life Expectancy Report Date” means, with respect to any Life Expectancy Report, the certificate date contained in the Life Expectancy Report or the date otherwise calculated in the case of a Small life Insurance Policy.

“Life Insurance Policy” means any life insurance policy owned by the Company, the Guarantor, or any of their direct or indirect Subsidiaries or Affiliates.

“Maturity Date” means, with respect to any Security, the date on which the principal of such Security becomes due and payable as therein provided.

“Maturity Record Date” means, with respect to any Security, as of the close of business on the first Business Day that is at least 31 days prior to the Maturity Date or Redemption Date applicable to such Security.

“Net Present Asset Value of Life Insurance Policies” means an amount equal to the net present value of the expected cash flows to be derived from Life Insurance Policies and assets relating to Life Insurance Policies (including, for example, residual interests retained in connection with a securitization transaction) owned or partially owned by the Company and direct and indirect Subsidiaries and Affiliates, as determined by applying the Pricing Model and a discount rate equal to the Weighted Average Cost of Capital of the Company and its direct and indirect Subsidiaries and Affiliates for the calendar month immediately preceding the Calculation Date, plus the amount of any Policy Benefit receivables.

“Net Proceeds” shall mean the aggregate cash proceeds and cash equivalents received by the Company or the Guarantor in respect of any merger, sale of all or substantially all of the assets of the Company or Guarantor, as applicable, net of the direct costs relating to such merger or sale, including without limitation legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the merger or asset sale, in each case taking into account, without duplication, (1) any available tax credits or deductions and any tax-sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or assets that were the subject of such merger or asset sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (2) any reserve or payment with respect to liabilities associated with such asset or assets and retained by the Company or the Guarantor after such sale or other disposition thereof, including without limitation severance costs pension and other post-employment benefit liabilities and any indemnification obligations associated with such transaction, and (3) any cash escrows in connection with the purchase price adjustments, reserves or indemnities (until released).

“Notice of Maturity” means a notice from the Company to a Holder, as further described in Section 2.1(f), that the Holder’s Securities will be maturing on the related Maturity Date, which notice shall be sent by the Company at least 30 days prior to such Maturity Date.

5

“Obligations” means any principal, interest (including Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, specifically including any such obligations under a Guarantee.

“Officer” means the Chairman of the Board or principal executive officer of the Company, the President or principal operating officer of the Company, the Chief Financial Officer or principal financial officer of the Company, the Treasurer, Controller or principal accounting officer of the Company, Secretary or any Executive or Senior Vice President of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, at least one of whom must be the principal executive officer, principal operating officer, principal financial officer or principal accounting officer of the Company; provided, however, that if the opinion of an accountant is required pursuant to TIA §314(c)(3), the certificate must be signed by an Officer who is an accountant.

“Opinion of Counsel” means an opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Pari Passu Debt” means any Indebtedness of the Company that is payable, or that has secured collateral that is shared, on a pari passu basis with the Securities.

“Paying Agent” has the meaning set forth in Section 2.3.

“Payment Account” means a bank account designated by the Holder to receive payments of interest or principal due on such Holder’s Securities, as may be amended by the Holder by written notice to the Registrar from time to time.

“Payment Blockage Period” has the meaning set forth in Section 10.3.

“Payment Date” means, unless a supplemental indenture relating to a particular class or series of Securities issued under this Indenture provides otherwise, (i) with respect to any Security for which monthly interest payments are required to be made, the 15th day of the next following calendar month, (ii) with respect to any Security for which interest payments are required to be made annually, the 15th day of the calendar month next following the anniversary of the Issue Date of such Security, and (iii) with respect to each Security, the date specified in Section 2.1(f) for the payment upon maturity of all principal of and accrued but unpaid interest on such Security, and any Repurchase Date or Redemption Date of such Security, if applicable; provided, however, that (1) for all L Bonds issued under this Indenture (including any renewals thereof), the Payment Date of principal of and accrued but unpaid interest on maturity shall be no later than the fifth Business Day of the next following calendar month; and (2) if any such day in the preceding clauses (i) through (iii) is not a Business Day, then the Payment Date shall be the Business Day immediately following such day.

“Permitted Liens” means Liens on assets of the Company or any of its direct or indirect Subsidiaries or Affiliates, including the Guarantor, securing Indebtedness and other Obligations under (i) Pari Passu Debt, (ii) any Qualified Sales and Financing Transaction (whether now existing or arising or acquired in the future), which Liens may be Senior Debt having higher priority to the Liens securing Obligations under the Securities issued under this Indenture, and (iii) any Senior Debt.

“Payment Notice” has the meaning set forth in Section 10.3.

6

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge and Security Agreement” means that certain Amended and Restated Pledge and Security Agreement, dated as of October [●], 2017, by and among the Company, the Guarantor, the Company Majority Stockholders, affiliates of the Company Majority Stockholders through which such Company Majority Stockholders beneficially own shares of common stock of the Company, and the Trustee (in its capacity as trustee under this Indenture), as the same may be amended, modified or supplemented from time to time in the future, which agreement is a Collateral Document with respect to L Bonds issued hereunder. The form of Pledge and Security Agreement is attached hereto as Exhibit C.

“Pledged Affiliate Stock” means the common stock of the Company beneficially owned (as such term is defined under Section 13d of the Exchange Act) by the Company Majority Stockholders, the number of shares of which is identified with particularity in the Pledge and Security Agreement.

“Policy Benefit” means, with respect to a Life Insurance Policy, the amount to be paid by the writing Insurance Company upon the mortality of the Insured.

“Post-Petition Interest” means interest accruing after the commencement of any Bankruptcy or insolvency case or proceeding with respect to the Company or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, at the rate applicable to the related Indebtedness, whether or not such interest is an allowable claim in any such proceeding.

“Pricing Model” means the latest version of the Life Insurance Policy pricing model owned by Modeling Actuarial Pricing Systems, Inc. and licensed by Company (or a substantially similar model commonly supported by the actuarial profession), which model shall calculate expected cash flows from a portfolio of Life Insurance Policies utilizing the probabilistic methodology, the Life Expectancy of Insureds, and the VBT Select Table.

“Property” has the meaning set forth in Section 10.15(b).

“Prospectus” means any prospectus under a Registration Statement at the time it was declared effective by the SEC, as supplemented by any related prospectus supplement (including interest-rate supplements) filed with the SEC pursuant to Rule 424(b) under the Securities Act. References herein to any Prospectus shall be deemed to refer to and include any documents incorporated therein by reference.

“Qualified Consulting Physician” means any of: (a) 21st Services; (b) Fasano & Associates; (c) AVS Underwriting; (d) EMSI; (e) ISC Services; or (e) any other independent third-party consulting physician or group of consulting physicians commonly recognized within the industry as providing reputable Life Expectancy estimates that are approved by the Company.

“Qualified Sales and Financing Transaction” means any transaction or series of transactions (including without limitation the performance and liquidation or termination of such transactions) that may be entered into, sponsored, conducted or coordinated by or with the involvement of the Company and pursuant to which the Company, or its Subsidiaries or Affiliates, may (a) issue Senior Debt by selling, conveying, financing, pledging or otherwise transferring Collateral to (i) an SPV Entity (in the case of a transfer by the Company or any of its Affiliates) or (ii) any other Person (in the case of a transfer by the Company or an SPV Entity), or may (b) grant a security interest in or pledge any Life Insurance Policies, any securities backed by any interests in Life Insurance Policies (whether now existing or arising or acquired in the future), and any assets related thereto, which are customarily sold, transferred or pledged as security in connection with an asset securitization, secured financing or similar transaction involving receivables, including the ability to finance and sell the residual interests retained from all such transactions, or securities backed by or representing interests in such residual interests.

7

“Redemption Date” has the meaning set forth in Section 2.1(i).

“Redemption Notice” means a written notice from the Company to the Holders (as further described in Section 2.1(i)) stating that the Company is redeeming all or a specified portion of Securities pursuant to Section 3.1, with a copy to the Registrar and the Trustee.

“Redemption Price” means, with respect to any Security to be redeemed, the principal amount of such Security plus the interest accrued but unpaid during the Interest Accrual Period up to but not including the Redemption Date for such Security.

“Registrar” has the meaning set forth in Section 2.3.

“Registration Statement” is a registration statement filed with the SEC pursuant to the Securities Act, as such registration statement is amended from time to time including through pre-effective and post-effective amendments, permitting the Company to publicly offer and, upon and during its effectiveness, sell Securities under this Indenture.

“Regular Record Date” means, with respect to each Payment Date, as of 11:59 p.m. of the date 15 days prior to such Payment Date.

“Repurchase Date” shall have the meaning set forth in Section 3.2(c).

“Repayment Election” means a written notice from a Holder to the Company, as further described in Section 2.1(f), stating that repayment of the Holder’s Securities is required in connection with the maturity of such Securities.

“Repurchase Penalty” shall have the meaning set forth in Section 3.2(b).

“Repurchase Price” means, with respect to any Security to be repurchased, the principal amount of such Security plus the interest accrued but unpaid during the Interest Accrual Period up to but not including the Repurchase Date for such Security, minus the Repurchase Penalty, if any.

“Repurchase Request” means a written notice from a Holder to the Company, as further described in Section 2.1(j), stating that such Holder is making an irrevocable request for the Company to repurchase such Holder’s Securities pursuant to Section 3.2.

“Responsible Officer” when used with respect to the Trustee, means any officer in its Corporate Trust Office, or any other assistant officer of the Trustee in its Corporate Trust Office customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Indenture Securities” is defined in Section 2.6(b).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

8

“Security” or “Securities” means any debt security authorized, authenticated and delivered under this Indenture, together with all classes, sub-classes, series and sub-series of any such Securities. As of the date of this Indenture, the only securities available for issuance hereunder were named “L Bonds.”

“Securities Register” has the meaning set forth in Section 2.3.

“Senior Debt” means any Indebtedness, other than the Securities and Pari Passu Debt (whether outstanding on the date hereof or thereafter created), incurred by the Company (including its direct or indirect Subsidiaries or Affiliates) that is senior in rank to Securities as to the right to receive payments from the Company, or senior as to the right to receive payments on or from (or otherwise with respect to) any Collateral, whether such Indebtedness is or is not specifically designated by the Company as being “Senior Debt” in its defining instruments. In this regard, Senior Debt shall include, without limitation, any and all Indebtedness and Obligations owed by the Company or its direct or indirect Subsidiaries to lenders (including LNV Corporation) under that certain Amended and Restated Loan and Security Agreement dated as of September 27, 2017, under which CLMG Corp. serves as administrative agent (or their affiliates, and further including any future senior lender or lenders thereunder) as of the date of this Indenture and, unless specifically designated to the contrary in its defining instruments, thereafter existing, including all amendments, restatements, alternations, substitutions, replacements and renewals thereof, and extensions thereto (which shall be understood to specifically include replacements or substitutions involving a different lender or lenders).

“Senior Debt Default” has the meaning set forth in Section 10.3(a).

“Senior Debt Payout Date” means the date on which (i) all Senior Debt and related Obligations shall be paid in full, in cash, and (ii) the related transaction documents to which such Senior Debt relates shall terminate in accordance with their terms.

“Servicing Agent” means an Agent designated by the Company, if any, as agent for service of notices and demands to and from the Holders, and other communications to and from the Holders, in connection with the Securities.

“Small Life Insurance Policy” means a Life Insurance Policy having a Policy Benefit equal to or less than $1,000,000.

“SPV Collateral” means all assets and property in which either any SPV Entity has acquired, or purports to have acquired, an interest (including without limitation all assets and property which the Company or the Guarantor has transferred, or purports to have transferred, to any such SPV Entity) for the primary purpose of providing collateral security to one or more holders of Senior Debt.

“SPV Entity” means (i) GWG DLP Funding III, LLC (a Delaware limited liability company and wholly owned Subsidiary of the Guarantor); (ii) GWG DLP Funding IV, LLC (a Delaware limited liability company and wholly owned Subsidiary of the Guarantor); and (iii) any other direct or indirect Subsidiary of the Company or the Guarantor now existing or hereafter created whose limited purpose is to purchase and/or own Life Insurance Policies.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation or other entity in which such Person directly owns securities or other ownership interests, regardless of whether such ownership constitutes a controlling or non-controlling interest. Specific references to indirect Subsidiaries means, with respect to any Person, any corporation or other entity in which such Person indirectly owns, through one or more other corporations or entities, securities or other ownership interests, regardless of whether such ownership constitutes a controlling or non-controlling interest. In the case of any Subsidiary that is not wholly owned, calculations with respect to any financial covenants shall be made in proportion to the Company’s interest, direct and indirect, in such Subsidiary.

9

“TIA” means the Trust Indenture Act of 1939, as in effect on the date on which this Indenture is qualified under the TIA.

“Total Permanent Disability” means a determination by a physician approved by the Company that the Holder of a Security who is a natural person, and who was gainfully employed on a full-time basis at the Issue Date of such Security, is unable to work on a full-time basis during the a period of 24 consecutive months. For purposes of this definition, “working on a full time basis” shall mean working at least 40 hours per week.

“Trustee” means Bank of Utah, a Utah corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder. “Trustee” also means a different trustee engaged under this Indenture (e.g., pursuant to a supplement indenture) to serve as trustee with respect to any particular class or series of Securities hereunder.”

“UCC” means the Uniform Commercial Code as in effect in the State of Delaware or any other applicable jurisdiction.

“U.S. Government Obligations” means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

“VBT Select Table” means the most recent actuarial tables published by The Society of Actuaries, or such other actuarial table providing mortality probabilities for Insureds deemed appropriate by the Company.

“Weighted Average Cost of Capital” means a percentage equal to the weighted-average interest rate paid by the Company and its direct and indirect Subsidiaries on outstanding Indebtedness for the month immediately preceding the Calculation Date. For purposes of the preceding sentence, the “interest rate paid” shall exclude all dividend payments made, and all commission payments and other underwriting compensation expenses incurred in connection with any financing transactions, by the Company and its direct and indirect Subsidiaries.

“Written Confirmation” means a written confirmation of the acceptance of a subscription for, or the transfer or pledge of, a Security or Securities in the form of a transaction statement executed or issued by the Company or its duly authorized Agent and delivered to the Holder of such Security or Securities with a copy to the Registrar and the Trustee.

Section 1.2 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. All other terms used in this Indenture that are defined by the TIA, defined by reference in the TIA to another statute, or defined by an SEC rule under the TIA, have the meanings so assigned to them.

Section 1.3 RULES OF CONSTRUCTION

Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) references to GAAP, as of any date, shall mean GAAP in effect in the United States as of such date; (d) “or” is not exclusive; (e) words in the singular include the plural, and words in the plural shall include the singular; and (f) provisions apply to successive events and transactions.

10

Article 2
THE SECURITIES

Section 2.1 SECURITY TERMS; AMOUNT; ACCOUNTS; INTEREST; MATURITY

(a)	The outstanding aggregate principal amount of Securities to be issued hereunder is unlimited. The Securities are secured obligations of the Company and shall be senior in right to assets of the Company, provided that such rights may be subordinate in right of payment to the Senior Debt as further described in Article 10. The Securities are an obligation and liability of the Company, and not of any other Person, including without limitation any shareholder, director, Officer, employee, Affiliate or Agent of the Company. The Securities are not certificates of deposit or similar obligations of, and are not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, any other governmental or private fund, any securities insurer or any other Person, other than as set forth in Article 11.

(b)	In the event issued in certificated form pursuant to Section 2.14 or in a certificated Global Security form pursuant to Section 2.15: (i) the Securities, together with the Trustee’s certificate of authentication, shall be in substantially the form set forth as Exhibit A to this Indenture (or such other form as may be required by a Depositary), with any appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may be otherwise determined, consistently herewith, by the officers executing such Securities to be appropriate, as evidenced by their execution of the Securities; (ii) any portion of the text of any Securities may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Securities; and (iii) the Securities may be subject to notations, legends or endorsements required by law, stock exchange rule, rules or custom of a Depositary, or agreements to which the Company is subject or reasonably required by usage. Upon the creation of additional Securities issuable under this Indenture, or the creation of different classes or series of any Securities issuable under this Indenture, a new Exhibit A, successively numbered in cardinal fashion (e.g., Exhibit A-2, Exhibit A-3, etc.) will be attached to and thereupon become a part of this Indenture. If a Security is to be issued or issuable in a certificated Global Security form pursuant to Section 2.15, such form shall likewise be attached to and thereupon become a part of this Indenture.

(c)	Except as provided in Section 2.14 or Section 2.15, no Security shall be issued as, nor evidenced by, a certificated security, but rather each Security shall be issued in book-entry or uncertificated form in which the record of beneficial ownership of each such Security shall be established and maintained as Accounts by the Registrar pursuant to Section 2.13. For each Security issued in book-entry form in accordance with Section 2.13, the same terms and provisions as those set forth in the form of Security attached as the relevant Exhibit A shall be deemed to be incorporated into the terms and provision of such book-entry Securities.

11

(d)	Each Security shall be in such denominations as provided by this Indenture and as may be designated from time to time by the Company, but in no event in an original denomination less than $25,000, unless otherwise authorized by the Company. Separate purchases may not be cumulated to satisfy the minimum denomination requirements. Each Security shall have a term of months or years as is determined by the Company or as designated by the Holder at the time of purchase, subject to the Company’s acceptance thereof, unless otherwise determined by the Company.

(e)	Each Security shall bear interest from and commencing on its Issue Date at such rate of interest as the Company shall determine from time to time; provided, however, that the interest rate of each Security will be fixed for the term of such Security upon issuance, subject to change upon any renewal of the Security at maturity. Simple interest on the Securities will accrue based on a calendar year consisting of twelve 30-day months (or 360 days) and, if permitted by the Company, the Holder thereof may elect to have interest paid monthly, annually, or upon maturity, which payments shall be made on the applicable Payment Date, except that (i) no interest shall be paid to a Holder until the expiration of the Holder’s rescission right under Section 2.2(b), if applicable, and (ii) in the case of a Holder who elects interest to be paid upon maturity, such interest will compound annually. If a Holder does not elect an interest payment option, interest will be paid upon maturity or such other basis as is determined by the Company and disclosed to the Holders at the time of purchase. If permitted by the Company, the Holder of a Security paying interest upon maturity by virtue of such Holder not having made an affirmative election for the payment of interest may, once during the term of the Security but only with the approval of the Company (which the Company may grant or withhold in its discretion), change the manner in which interest is paid. Any such change shall be effective upon the first Business Day of the Fiscal Quarter next following the calendar month in which the Company shall have both (x) received written notice from the Holder requesting such change and (y) approved such change, as evidenced in a writing delivered to such Holder.

(f)	At least 30 days prior to a Maturity Date for any Security, the Company will send to each Holder of such a Security as of its Maturity Record Date a Notice of Maturity (via first class U.S. mail, facsimile or electronic transmission). The Notice of Maturity will notify the Holder of the Security’s pending maturity and that the automatic renewal provision described in subsection (h) will take effect, unless:

(i)	the Company states in the Notice of Maturity that it will not allow the Holder to renew the Security, in which case the Company shall pay the Holder all outstanding principal and accrued but unpaid interest with regard to the Security on the applicable Payment Date; or

(ii)	the Holder sends to the Company, at least 15 days prior to the Maturity Date, a Repayment Election for the payment of all outstanding principal and accrued but unpaid interest due on the Security as of the Maturity Date; provided, however, that the Holder of a Global Security may elect to receive payment of outstanding principal and accrued interest due on such Security respecting less than all principal represented by such Global Security.

12

A Notice of Maturity shall also contain the statements and disclosures described in subsection (g) below. If a Notice of Maturity permits the Holder to renew the Security or roll-over a Security into another security of the Company (including another Security under this Indenture), then the Company shall also include the then-current applicable Prospectus, if any, together with a statement urging the Holder to review such documentation prior to any renewal. Upon receipt of a Notice of Maturity, the Holder of a maturing Security may in its discretion send to the Company a Repayment Election; provided that such Repayment Election must be sent to the Company no later than 15 days prior to the Maturity Date. If the Company receives a Repayment Election on or prior to the 15th day before the Maturity Date, the Company will pay all outstanding principal and accrued but unpaid interest on the Security (through the Maturity Date) no later than the Payment Date next following the Maturity Date; provided that if the Company shall have previously paid interest to the Holder for any period after the Maturity Date, then such interest shall be deducted from such payment.

(g)	The Notice of Maturity also shall state that the Holder may submit a Repayment Election for the repayment of the maturing Security, use all or a portion of the proceeds thereof to purchase a new Security with a different term, or roll-over the maturing Security into another security of the Company (including another Security under this Indenture). To exercise an option, the Holder shall send to the Company such Holder’s Repayment Election together with such other documentation as is required to effect such transactions. The Issue Date of the new Security shall be the Maturity Date of the maturing Security. Any proceeds from the maturing Security that are not applied to the purchase of, or roll-over into, the new Security shall be sent to the Holder thereof. If a Security pays interest only on the Maturity Date, then the Notice of Maturity also shall state that the Holder may submit an “interest-only” Repayment Election in which the Holder requires the payment of the accrued and unpaid interest that such Holder has earned on the maturing Security (through the Maturity Date) and allows the principal amount of such maturing Security to renew in the manner provided in subsection (h) below.

(h)	If a Holder of a maturing Security has not delivered a Repayment Election for repayment of the Security on or prior to the 15th day before the Maturity Date, and the Company did not notify the Holder of its intention to repay the Security in the Notice of Maturity, then such maturing Security shall be extended automatically for an additional term equal to the original term, and shall be deemed to be renewed by the Holder and the Company as of the Maturity Date of such maturing Security. A maturing Security will thereafter continue to renew as described herein absent a subsequent Redemption Notice by the Company, a Repurchase Request by the Holder, or an indication by the Company that it will repay and not allow the Security to be renewed in any subsequent Notice of Maturity. Interest on the renewed Security shall accrue from the Issue Date thereof, which shall be the Maturity Date of the maturing Security. Such renewed Security will be deemed to have the identical terms and provisions of the maturing Security, including provisions relating to payment, except that the interest rate payable during the term of the renewed Security shall be the interest rate which is then being offered by the Company on other Securities having the same term as of the Issue Date of such renewal. If other Securities having the same term are not then being offered on such date, then the interest rate upon renewal will be the rate specified by the Company on or before the Maturity Date of such Security, or the then-existing rate of the Security being renewed if no such rate is specified. If the maturing Security pays interest only on the Maturity Date, then, except as provided in subsection (g) above, upon renewal all accrued interest thereon shall be added to the principal amount of the renewed Security.

13

Notwithstanding the foregoing or anything in subsection (f) to the contrary, if a Repayment Election is given or is due at a time when the Company has determined that a post-effective amendment to a Registration Statement was required but not yet effective, then the Company will provide notice to the Holder, and the Holder will be entitled to rescind his or her Repayment Election, if made, or to make a Repayment Election if not previously made, by delivering a written rescission of the earlier Repayment Election, or by delivering a written Repayment Election, as the case may be, to the Company no later than ten days after the postmark date on a notice from the Company to the Holder stating that the post-effective amendment has been declared effective. If a Repayment Election is made as described above, then outstanding principal and accrued but unpaid interest (through the Maturity Date) shall be paid on the Payment Date next following the Company’s receipt of such Repayment Election; and if an earlier made Repayment Election is rescinded, then the Issue Date for the renewed security shall be a date reasonably selected by the Company (but no earlier than the next Business Day after the date on which the Company shall have received any funds earlier transmitted to the Holder in connection with the rescinded Repayment Election).

(i)	Pursuant to Section 3.1, each Security shall be redeemable by the Company at any time, without penalty, upon delivery by the Company of a Redemption Notice to the Holder of such Security. Such Redemption Notice shall set forth a date for the redemption of such Security (the “Redemption Date”) that is at least 30 days after the date on which such Redemption Notice shall have been sent by the Company to the Holder.

(j)	Pursuant to and subject to the limitations set forth in Section 3.2, each Security shall be subject to repurchase at the request of the Holder upon the delivery of a Repurchase Request to the Company. Subject to the limitations on repurchase and the Repurchase Penalties described in Section 3.2, the payment of unpaid interest and principal upon the repurchase of a Security shall be made to the Holder on a Repurchase Date that is (i) selected by the Company, but no earlier than ten days and no later than 45 days after the delivery of such Repurchase Request to the Company and the Company’s acceptance of such request or, (ii) in the case of a repurchase of a Security in connection with the death, Total Permanent Disability or Bankruptcy of an applicable Holder, a Repurchase Date that is the 15th day of the month following the month in which the Company shall have received satisfactory evidence of such Holder’s death, Total Permanent Disability or Bankruptcy.

(k)	The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, and the Holders by accepting the Securities, expressly agree to such terms and provisions and to be bound hereby and thereby. In case of any direct conflict with any other agreement, the provisions of this Indenture shall control.

Section 2.2 WRITTEN CONFIRMATION OR REJECTION; RESCISSION

(a)	Except with respect to an automatically renewed Security pursuant to Section 2.1(h), a Security shall not be validly issued to a Person until the following have occurred: (i) such Person has remitted to the Company or a duly authorized Agent good and available funds for the full principal amount of such Security; (ii) a Written Confirmation of the acceptance of the purchase of the Security is sent by the Company or a duly authorized Agent to such Person; and (iii) an Account is established by the Registrar in the name of such Person as the Holder of such Security in the Securities Register. The Company or a duly authorized Agent, in their sole discretion, may reject any subscription for the purchase of Securities, in which event any funds received in relation to such subscription shall be promptly returned to the subscriber. No interest shall be paid on any funds returned from a rejected subscription.

14

(b)	For a period of five Business Days following the mailing by the Company of notice that a Holder’s purchase of a Security occurred at a time when a post-effective amendment to the Registration Statement was required but not yet effective (which notice shall be accompanied by a copy of the final Prospectus comprising a part of the post-effective amendment to the Registration Statement as declared effective), such Holder shall have the right to rescind its purchase of the Security and receive repayment of the principal by presenting a written request for such rescission to the Company. Such written request for rescission (A) if personally delivered or delivered via facsimile or electronic transmission, must be received by the Company on or prior to the fifth Business Day following the mailing of such Written Confirmation or post-effective amendment notice by the Company or (B) if mailed, must be postmarked on or before the fifth Business Day following the mailing by the Company of such Written Confirmation or post-effective amendment notice. Repayment of the principal shall be made within ten days of the Company’s receipt of such request from the Holder. No interest shall be paid on any such rescinded purchase of a Security.

Section 2.3 REGISTRAR AND PAYING AGENT

(a)	The Company shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange, which shall include the name, address for notices and Payment Account of the Holder and the payment election information, principal amount, term and interest rate for each Security, and which shall also include an indication as to which Securities are book-entry, certificated, or represented by a Global Security (the “Securities Register”). The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder; provided that the Company shall promptly notify the Trustee of the name and address of any Agent not a party to this Indenture. The Company itself may act as Paying Agent and/or Registrar. In the event the Company uses any Agent other than the Company or the Trustee, the Company shall enter into an appropriate agency agreement with such Agent, which agreement shall incorporate the provisions of the TIA or provide that the duties performed thereunder are subject to and governed by the provisions of this Indenture. Any such agreement shall implement or be subject to the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7. In no event shall the Trustee be liable for the acts or omissions of any predecessor Paying Agent or Registrar.

(b)	Pursuant to Section 2.17, the Company shall serve as the initial Registrar and Paying Agent and as agent for service of notices and demands in connection with the Securities until such time as the Company gives the Trustee written notice to the contrary.

15

Section 2.4 PAYING AGENT TO HOLD MONEY IN TRUST

Prior to each Payment Date on any Security, the Company shall deposit with the Paying Agent sufficient funds to pay principal and interest then so becoming due and payable in cash. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee promptly in writing of any default by the Company in making any such payment. While any such default continues, the Trustee shall require a Paying Agent (if other than the Company) to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, then the Company shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. The Company shall notify the Trustee in writing at least five days before the Payment Date of the name and address of the Paying Agent if a Person other than the Trustee (or the Company) is named Paying Agent at any time or from time to time.

Section 2.5 LIST OF HOLDERS

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Registrar shall furnish to the Trustee within ten days after the end of each Fiscal Quarter during the term of this Indenture, and at such other times as the Trustee may request in writing, a copy of the current Securities Register as of such date as the Trustee may reasonably require and the Company shall otherwise comply with TIA §312(a).

Section 2.6 TRANSFER AND EXCHANGE

(a)	The Securities may be transferred so long as they shall have been offered and sold by the Company pursuant to an effective Registration Statement.

(i)	Upon surrender to the Registrar of such a Security for registration of transfer that is certificated, accompanied by a written instrument of conveyance in form and substance satisfactory to the Company (and the Registrar, if the Company is not the Registrar) executed by the Holder thereof or such Holder’s attorney duly authorized in writing, the Company will execute and the Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities denominated as authorized by this Indenture and of a like aggregate principal amount and containing identical terms and provisions.

(ii)	In the case of such Securities that are book-entry only and not certificated, transfers shall be effected on the book-entry system maintained in accordance with Section 2.13 upon receipt by the Company (and the Registrar, if the Company is not the Registrar) of a written instrument of transfer in form and substance satisfactory to the Company, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

(iii)	In the case of such Securities that are represented by a Global Security, transfers of such Global Security itself shall only be effected in accordance with Section 2.15(b).

(iv)	No Beneficial Holder of an interest in a Global Security will be able to transfer that interest except in accordance with the applicable procedures of the Depositary and any other procedures specified herein.

16

(b)	In cases where Securities shall not have been offered and sold by the Company pursuant to an effective Registration Statement (such Securities being referred to as “Restricted Indenture Securities”), such Securities may be transferred only with the prior written consent of the Company. Any such requests shall be:

(i)	made to the Registrar in writing on a form supplied by the Registrar;

(ii)	duly executed by the Holder of the Restricted Indenture Security, as reflected on the Registrar’s records as of the date of receipt of such transfer request, or such Holder’s attorney duly authorized in writing;

(iii)	accompanied by the written consent of the Company to the transfer (which consent may not be unreasonably withheld), unless the Company is then serving as Registrar; and

(iv)	if requested by the Company or the Registrar, be accompanied by (A) an opinion of Holder’s counsel (which counsel shall be reasonably acceptable to the requesting party) that the transfer does not violate any applicable securities laws, and (B) a signature guarantee.

Upon transfer of a Security, the Company, or the Registrar on behalf of the Company, will provide the new registered owner of the Security with a Written Confirmation that will evidence the transfer of the Security in the Securities Register and will establish a corresponding Account.

The Company or the Registrar may assess reasonable service charges to a Holder for any registration of transfer or exchange, and the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange pursuant to Section 9.5).

(c)	With respect to the relevant Regular Record Date, the Company shall treat the Person listed as a “Holder” on each Account maintained by the Registrar as the absolute owner of the Security represented thereby for purposes of receiving payments thereon and for all other purposes whatsoever.

Section 2.7 PAYMENT OF PRINCIPAL AND INTEREST; PRINCIPAL AND INTEREST RIGHTS PRESERVED

(a)	Each Security shall accrue interest at the rate specified for such Security in the Securities Register and such interest shall be payable on each Payment Date following the Issue Date for such Security, until the principal thereof becomes due and payable. Any installment of interest payable on a Security that is caused to be punctually paid or duly provided for by the Company on the applicable Payment Date shall be paid to the Holder in whose name such Security is registered in the Securities Register on the applicable Regular Record Date with respect to the Securities outstanding, by electronic deposit to such Holder’s Payment Account as it appears in the Securities Register on such Regular Record Date. The payment of any interest payable in connection with the payment of any principal payable with respect to such Security upon maturity shall be payable as provided below. In the event any payments made by electronic deposit are not accepted into the Holder’s Payment Account for any reason, such funds shall be held in accordance with Section 2.4 and Section 8.3. Any installment of interest not punctually paid or duly provided for shall be payable in the manner and to the Holders as specified in Section 2.10.

17

(b)	Each of the Securities shall have stated maturities of principal as shall be indicated on such Securities or in the Written Confirmation and as set forth in the Securities Register. The principal of each Security shall be paid in full pursuant to Section 2.1(f), unless the term of such Security is renewed pursuant to Section 2.1(h) or such Security becomes due and payable at an earlier date by acceleration, redemption, repurchase or otherwise. Interest on each Security shall be due and payable on each Payment Date at the interest rate applicable to such Security for the Interest Accrual Period related to such Security and such Payment Date. Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Securities, if the Securities have become or been declared due and payable following an Event of Default, then payments of principal of and interest on the Securities shall be made in accordance with Article 6. If certificated securities are issued, then the principal payment made on any Security upon its maturity (or the Redemption Price or the Repurchase Price of any Security required to be redeemed or repurchased, respectively), and any accrued interest thereon, shall be payable on the applicable Payment Date therefor at the office or agency of the Company maintained by it for such purpose pursuant to Section 2.3 or at the office of any Paying Agent for such Security.

Section 2.8 OUTSTANDING SECURITIES

(a)	The Securities outstanding at any time are the outstanding principal balances of all Accounts owning Securities maintained by the Registrar.

(b)	If the principal amount of any Security is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

(c)	Subject to Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.9 TREASURY SECURITIES

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Affiliate of the Company shall be considered as though not outstanding except that, for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

Section 2.10 DEFAULTED INTEREST

If the Company defaults in a payment of interest on any Security, it shall pay such defaulted interest and, to the extent lawful, any interest payable on the defaulted interest, to the Holder of such Security on a subsequent special Payment Date, which date shall be at the earliest practicable date, but in all events within 21 days following the scheduled Payment Date for the defaulted interest, in each case at the rate provided in the Security. The Regular Record Date for the scheduled Payment Date shall be the record date for the special Payment Date. Prior to any such special Payment Date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holder(s) a notice identifying the special Payment Date and the amount of such interest to be paid.

18

Section 2.11 TEMPORARY NOTES

If Securities are issued in certificated form in the circumstances contemplated under Section 2.14, then, pending the preparation of definitive Securities, the Company may execute, and direct that the Trustee authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities, in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Registrar without charge to the Holder.

Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefore a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.12 EXECUTION, AUTHENTICATION AND DELIVERY

(a)	Subject to subsection (b) below, the Securities shall be executed on behalf of the Company by an Officer and attested by its Secretary or Assistant Secretary. The signature of any of these officers on the Securities may be manual, facsimile or electronic (.pdf). Securities bearing the manual, facsimile or electronic signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At the time of and from time to time after the execution and delivery of this Indenture, the Company will deliver definitive or certificated forms of Securities, if any, executed by the Company to the Trustee for authentication, together with a direction from the Company for the authentication and delivery of such Securities. The Trustee in accordance with such direction from the Company shall authenticate and deliver such Securities as in this Indenture provided and not otherwise. Securities issued hereunder shall be dated as of their Issue Date.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security an authentication executed by or on behalf of the Trustee by manual signature, and such authentication upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of the Indenture.

19

(b)	Notwithstanding the preceding subsection (a) of this Section, in connection with the issuance of each Security in book-entry form pursuant to Section 2.13, each Security shall be deemed to be executed and attested to by the Company and authenticated and delivered by the Trustee, in the same manner as provided in the preceding subsection (a), upon the delivery by the Company (or the Company’s duly authorized Agent) to the Holder of such Security of a Written Confirmation, with a copy of such Written Confirmation delivered to the Trustee, and the establishment by the Registrar of an Account for such Security in the name of the Holder in the Securities Register.

Section 2.13 BOOK-ENTRY REGISTRATION

Except as set forth in Section 2.14 or Section 2.15, the Registrar shall maintain a book-entry registration and transfer system through the establishment and maintenance of Accounts for the benefit of Holders of Securities as the sole method of recording the ownership and transfer of ownership interests in such Securities. The registered owners of the Accounts established by the Registrar in connection with the purchase or transfer of the Securities shall be deemed to be the Holders of the Securities outstanding for all purposes under this Indenture. The Company (or its duly authorized Agent) shall promptly notify the Registrar of the acceptance of a subscriber’s purchase of a Security by providing a copy of the related Written Confirmation, and, upon receipt of such notices, the Registrar shall establish an Account for such Security by recording a credit to its book-entry registration and transfer system to the Account of the related Holder of such Security for the principal amount of such Security owned by such Holder and issue a Written Confirmation to the Holder, with a copy being delivered to the Trustee, on behalf of the Company. The Registrar shall make appropriate credit and debit entries within each Account to record all of the applicable actions under this Indenture that relate to the ownership of the related Security and issue Written Confirmations to the related Holders as set forth herein, with copies being delivered to the Trustee, on behalf of the Company. For example, the total amount of any principal or interest due and payable to the Holders of the Accounts maintained by the Registrar as provided in this Indenture shall be credited to such Accounts by the Registrar within the time frames provided in this Indenture, and the amount of any payments of principal and/or interest distributed to the Holders of the Accounts as provided in this Indenture shall be debited to such Accounts by the Registrar. The Trustee may review the book-entry registration and transfer system as it deems necessary to ensure the Registrar’s compliance with the terms of the Indenture.

Section 2.14 CERTIFICATES

Book-entry Accounts evidencing ownership of the Securities may, at the request of a Holder, be exchanged at the end of each Fiscal Quarter for a certificated form of Securities (or earlier, if agreed to by the Company). In addition, at the election of the Company, upon written notice to the Trustee the Company may elect to terminate the book-entry system. Finally, promptly after the occurrence of any Event of Default, the Trustee shall notify all Holders of the Securities of such event and the availability of certificated forms of Securities pursuant to exchange, and the Company shall effect such exchange at the end of a Fiscal Quarter for all Holders if the Holders of a majority of the aggregate outstanding principal amount of the Securities (as determined based upon the latest quarterly statement provided to the Trustee pursuant to Section 2.5) advise the Trustee in writing that the continuation of the book-entry system is no longer in the best interests of such Holders.

20

Section 2.15 GLOBAL SECURITIES

(a)	A resolution of the Board of Directors of the Company, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities shall be issued in whole or in part in the form of one or more Global Securities and identify the Depositary for such Global Security or Securities.

(b)	Notwithstanding any provisions to the contrary contained in Section 2.6 and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.6 for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this subsection (b), a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c)	Any Global Security issued hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

In addition, so long as DTC is the Depositary, each Global Security registered in the name of DTC or its nominee shall bear a legend in substantially the following form:

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Such legends may be modified or added to in order to satisfy the requirements, customs or reasonable requests of a Depositary.

21

(d)	The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

(e)	Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

(f)	The Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities represented by a Global Security as shall be specified in a written statement of the Depositary or by the applicable procedures of such Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.16 INITIAL AND PERIODIC STATEMENTS

(a)	The Registrar shall send Written Confirmations to initial purchasers, registered owners, registered pledgees, and former registered owners and former registered pledgees, within ten Business Days of its receipt of proper notice regarding the purchase, transfer or pledge of a Security, with copies of such Written Confirmations being delivered to the Trustee, on behalf of the Company.

(b)	The Registrar shall send each Holder of a Security (and each registered pledgee) written notice (via first class U.S. mail, facsimile or electronic transmission) not later than ten Business Days after each quarter end in which such Holder had an outstanding balance in such Holder’s Account, a statement indicating as of the quarter end preceding the mailing: (i) the balance of such Account; (ii) interest credited for the period; (iii) repayments, redemptions or repurchases, if any, during the period; and (iv) the interest rates paid on the Securities in such Account during the period. The Registrar shall provide additional statements as the Holders or registered pledgees of the Securities may reasonably request from time to time. The Registrar may charge such Holders or pledgees requesting such statements a fee to cover the charges incurred by the Registrar in providing such additional statements. If a Holder refuses to accept or fails to provide the Company with information or consent to receive statements hereunder, and any additional information, electronically, the Registrar may also charge Holders or pledgees a fee to cover the expense incurred in providing such statements or additional information under this Section via facsimile or U.S. mail.

22

Section 2.17 APPOINTMENT OF AGENTS

The Company may from time to time engage Agents to perform its obligations and exercise its rights and discretion under the terms of this Indenture. In each such case, the Company will provide the Trustee with a copy of each agreement under which any such Agent is engaged and the name, address, telephone number and capacity of the Agent appointed. If any such Agent shall resign or be terminated by the Company, the Company shall promptly notify the Trustee of such resignation or termination, along with the name, address, telephone number and capacity of any successor Agent. Notwithstanding any engagement of an Agent hereunder, the Company shall remain obligated to fulfill each of its obligations under this Indenture.

Section 2.18 CUSIP Numbers

The Company may obtain and use one or more CUSIP numbers for the Securities (if then generally in use), and may also obtain and use different CUSIP numbers for Securities of the same class or series that have different Issue Dates, Maturity Dates or interest rates. If CUSIP numbers are so obtained, the Trustee shall use CUSIP numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Article 3
REDEMPTION AND REPURCHASE

Section 3.1 REDEMPTION OF SECURITIES AT THE COMPANY’S ELECTION

(a)	The Company may redeem, in whole or in part, any Security prior to its scheduled Maturity Date by providing, pursuant to Section 2.1(i), a Redemption Notice to the Holder thereof listed on the Securities Register, which notice shall include the Redemption Date and the Redemption Price to be paid to the Holder on the Redemption Date. No interest shall accrue on a Security to be redeemed under this Section 3.1 for any period of time after the Redemption Date for such Security, provided that the Company or the Paying Agent has timely tendered the Redemption Price to the Holder.

(b)	The Company shall have no mandatory redemption or sinking fund obligations with respect to any of the Securities.

(c)	In its sole discretion, the Company may offer certain Holders the ability to extend the maturity of an existing Security through the redemption of such Security and the issuance of a new Security. This redemption option shall not be subject to the 30-day notice of redemption described in Section 2.1(i).

23

Section 3.2 REPURCHASE OF SECURITIES AT THE HOLDER’S REQUEST

(a)	Subject to subsection (c) below, within 45 days of the death, Total Permanent Disability or Bankruptcy of a Holder or Beneficial Holder who is a natural person (a “Holder Redemption Event”), the estate of such Holder or Beneficial Holder (in the event of death), or such Holder, Beneficial Holder or legal representative of such Holder or Beneficial Holder (in the event of Total Permanent Disability or Bankruptcy) may require the Company to repurchase, in whole but not in part, without penalty, the Securities held by such Holder (including Securities of the Holder held in his or her individual retirement accounts) or such Holder’s beneficial interest in a Global Security (including the beneficial interests of the Beneficial Holder held through his or her individual retirement accounts), as the case may be, by delivering to the Company a Repurchase Request; provided, however, that in the case of a Repurchase Request by a Beneficial Holder, such Repurchase Request shall be valid only if delivered through the Depositary, in its capacity as the registered Holder of the Global Security with respect to which such Beneficial Holder holds his or her beneficial interest in a Security.

Any Repurchase Request shall specify the particular Holder Redemption Event giving rise to the right of the Holder or Beneficial Holder to have his or her Securities or beneficial interest in a Global Security repurchased by the Company. If a Security or beneficial interest in a Global Security is held jointly by natural persons who are legally married, then a Repurchase Request may be made by (i) the surviving Holder or Beneficial Holder upon the occurrence of a Holder Redemption Event arising by virtue of a death, or (ii) the disabled or bankrupt Holder or Beneficial Holder (or a legal representative) upon the occurrence of a Holder Redemption Event arising by virtue of a Total Permanent Disability or Bankruptcy. In the event a Security or beneficial interest in a Global Security is held together by two or more natural persons that are not legally married (regardless of whether held as joint tenants, co-tenants or otherwise), neither of these persons shall have the right to request that the Company repurchase such Security or beneficial interest in a Global Security unless a Holder Redemption Event has occurred for all such co-Holders or co-Beneficial Holders of such Security. A Holder or Beneficial Holder that is not an individual natural person does not have the right to request repurchase under this Section.

(b)	Subject to subsection (c) below, a Holder or Beneficial Holder may request (but not require, other than under circumstances described in subsection (a) above) the Company to repurchase, in whole but not in part, the Security held by a Holder, or the beneficial interest in a Global Security held by a Beneficial Holder, by delivering a Repurchase Request to the Company; provided, however, that in the case of a Repurchase Request by a Beneficial Holder, such Repurchase Request shall be valid only if delivered through the Depositary, in its capacity as the registered Holder of the Global Security with respect to which such Beneficial Holder holds his or her beneficial interest in a Security. Any such requested repurchase shall be made only at the Company’s discretion and, if made, will be subject to an early Repurchase Penalty to be deducted from the payment of such Holder’s or Beneficial Holder’s Repurchase Price on the Repurchase Date. The early repurchase penalty (the “Repurchase Penalty”) shall be equal to six percent (6.00%) of the principal amount of the Security being repurchased.

(c)	Upon receipt of a Repurchase Request under subsection (a) above, or a Repurchase Request under subsection (b) above that the Company elects in its sole discretion to accept, the Company shall designate a date for the repurchase of such Security (the “Repurchase Date”), which date shall not be later than the 15th day of the month next following the month in which the Company receives facts or certifications establishing to the reasonable satisfaction of the Company the occurrence of a Holder Redemption Event or, in the case of a Repurchase Request granted pursuant to subsection (b) above, a date selected by the Company but no earlier than ten days and no later than 45 days after the Company’s acceptance of the Repurchase Request. On the Repurchase Date, the Company shall pay the Repurchase Price to the Holder, or the estate of the Holder, in accordance with Section 2.7. No interest shall accrue on a Security to be repurchased under this Section for any period of time on or after the Repurchase Date for such Security, provided that the Company or the Paying Agent has timely tendered the Repurchase Price to the Holder or the estate of the Holder, as the case may be.

24

(d)	The Company may waive or reduce any early Repurchase Penalty in its sole discretion, and may at any time eliminate or modify its policy regarding the repurchase of Securities at the request of Holders or Beneficial Holders, including requests made by Holders or Beneficial Holders in connection with any Holder Redemption Event; provided, however, that no such elimination or modification shall adversely affect the rights of Holders or Beneficial Holders whose Securities the Company is then obligated to repurchase pursuant to pending repurchases under subsections (a) and (b) of this Section 3.2.

Article 4
COVENANTS

Section 4.1 PAYMENT OF SECURITIES

(a)	The Company shall duly pay the principal of and interest on each Security on the dates and in the manner provided under this Indenture. Principal and interest (to the extent such interest is paid in cash) shall be considered paid on the date due if the Paying Agent, if other than the Company, holds, at least one Business Day before that date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due; provided, however, that principal and interest shall not be considered paid within the meaning of this Section if money is instead held by the Paying Agent for the benefit of the holders of Senior Debt pursuant to the provisions of Article 10. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest, if any) that exceeds such amount of principal and interest paid on the Securities in accordance with this Section.

(b)	To the extent lawful, the Company shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate borne by the Securities, compounded semi-annually.

Section 4.2 MAINTENANCE OF OFFICE OR AGENCY

(a)	The Company will maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)	The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)	The Company hereby designates its office at 220 South Sixth Street, Suite 1200, Minneapolis, MN 55402, as one such office or agency of the Company in accordance with Section 2.3.

25

Section 4.3 SEC REPORTS AND REPORTS TO THE TRUSTEE

(a)	The Company shall provide to the Trustee:

(i)	within 45 days after filing with the SEC, paper copies or, if such documents are readily available on the SEC’s website, notification of the availability of, the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; and

(ii)	so long as not contrary to the then-current recommendations of the American Institute of Certified Public Accountants, annual financial statements delivered pursuant to clause (i) above shall be accompanied by a written statement of the Company’s independent public accountants to the effect that, in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that the Company has violated the provisions of Section 4.1 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

The Company shall otherwise comply with the periodic reporting requirements as set forth in TIA §314(a), and the Company shall file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of the Indenture.

(b)	The Company, or such other entity as the Company shall designate as Registrar, shall provide the Trustee at intervals of not more than six months with management reports providing the Trustee with such information regarding the Accounts maintained by the Company for the benefit of the Holders of the Securities as the Trustee may reasonably request, which information shall include at least the following for the relevant time interval from the date of the immediately preceding report: (i) the outstanding balance of each Account at the end of the period; (ii) interest credited for the period; (iii) repayments, repurchases and redemptions, if any, made during the period; and (iv) the interest rate paid on each Security in such Account maintained by the Registrar during the period.

(c)	Notwithstanding any provision of this Indenture to the contrary, the Company shall not have any obligation to maintain any of its securities (including the Securities hereunder), including without limitation its common stock, as securities registered under the Exchange Act or the Securities Act, or as securities listed and publicly traded on any national securities exchange.

26

Section 4.4 COMPLIANCE CERTIFICATE

(a)	The Company shall deliver to the Trustee, within 45 days after the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending after the first Issue Date of any Security hereunder, an Officers’ Certificate:

(i)	stating that a review of the activities of the Company during the preceding Fiscal Quarter has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of their knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto), and that to the best of their knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or, if such event has occurred, a description of such event and what action the Company is taking or proposes to take with respect thereto; and

(ii)	attaching thereto calculations with respect to the Company’s compliance with the financial covenants set forth in Section 4.7.

(b)	The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5 STAY, EXTENSION AND USURY LAWS

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all beneficial advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.6 LIQUIDATION

The Board of Directors or the stockholders of the Company shall not adopt a plan of liquidation that provides for, contemplates or the effectuation of which is preceded by (a) the merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, otherwise than (i) substantially as an entirety (Section 5.1 of this Indenture being the Section hereof which governs any such merger, sale, lease, conveyance or other disposition substantially as an entirety), or (ii) any Qualified Sales and Financing Transaction, and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition, and of the remaining assets of the Company, to the holders of capital stock of the Company, unless the Company, prior to making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of the Company’s Obligations hereunder and under the Securities as to the payment of principal and interest.

27

Section 4.7 FINANCIAL COVENANT – DEBT COVERAGE RATIO

The Company covenants that, so long as any of the Securities are outstanding, the aggregate principal amount of all the Company’s Indebtedness from time to time outstanding hereunder shall not cause the Debt Coverage Ratio to exceed ninety percent (90%). The “Debt Coverage Ratio” is a ratio, expressed as percentage, of (A) the aggregate sum of all Indebtedness of the Company and its direct or indirect Subsidiaries (including the Securities issued in this Indenture); over (B) the sum of (i) Net Present Asset Value of all Life Insurance Policies owned by the Company and its direct or indirect Subsidiaries or Affiliates plus (ii) all cash (and cash equivalents) held by the Company and its direct or indirect Subsidiaries or Affiliates.

Section 4.8 RESTRICTION ON DIVIDENDS

The Company covenants that, so long as any of the Securities are outstanding, it shall not declare or pay any dividends or other payments of cash or other property solely on account of the Capital Stock to its stockholders (other than any dividend payable in shares of or rights to acquire shares of Capital Stock on a pro rata basis to all stockholders), unless no Default or Event of Default then exists or would exist immediately following the declaration or payment of such dividend or other payment.

Section 4.9 FINANCING TRANSACTIONS AND ADDITIONAL INDEBTEDNESS

Notwithstanding any provision to the contrary within this Indenture, the Company shall not be prohibited, restricted or otherwise limited under this Indenture from entering into, sponsoring or conducting any Qualified Sales and Financing Transaction that provides for the issuance of Senior Debt. Except for Senior Debt and as otherwise provided for herein or permitted hereunder, the Company shall not, without the approval of the Holders of a majority in principal amount of the then-outstanding Securities, incur Indebtedness subsequent to the date hereof which is senior in right to payment on or from the Collateral; provided, however, that the Company may incur Indebtedness, including secured Indebtedness, which is Pari Passu Debt.

Article 5
SUCCESSORS

Section 5.1 WHEN THE COMPANY MAY MERGE, ETC.

(a)	The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person unless:

(i)	the Company is the surviving entity, or the Person formed by or surviving any such consolidation or merger (if other than the Company), or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;

28

(ii)	the Person formed by or surviving any such consolidation or merger (if other than the Company), or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, assumes all the obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture; and

(iii)	immediately after such transaction, and after giving effect to such transaction, no Default or Event of Default exists.

(b)	The Company shall deliver to the Trustee, prior to the consummation of the proposed transaction, an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers’ Certificate and Opinion of Counsel.

Section 5.2 SUCCESSOR ENTITY SUBSTITUTED

Upon any consolidation, merger, or sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor Person formed by such consolidation, or the Person into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein. Upon such succession and substitution, the Company shall be released from all of its obligations and liabilities under this Indenture and the Securities.

Article 6
DEFAULTS AND REMEDIES

Section 6.1 EVENTS OF DEFAULT

An “Event of Default” occurs if:

(a)	the Company fails to pay interest on a Security when the same becomes due and payable and such failure continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10;

(b)	the Company fails to pay the principal amount of any Security when the same becomes due and payable after maturity, on a Repurchase Date, Redemption Date or Payment Date (that relates to a Maturity Date) or otherwise, and such failure continues for a period of 30 days, whether or not prohibited by the provisions of Article 10;

(c)	the Company fails to observe or perform any material covenant, condition or agreement on the part of the Company under this Indenture or the Company breaches any material representation or warranty of the Company under this Indenture (other than the covenants referenced in paragraph (d) below), and such failure or breach continues unremedied for a period of 60 days after the Company’s receipt of written notice of such failure or breach;

29

(d)	the Debt Coverage Ratio exceeds 90% for a period of 30 consecutive days, and thereafter continues unremedied for a period of 60 days after the Company’s receipt of written notice of such failure or breach;

(e)	the Company defaults in any other material financial obligation of the Company under the documents or agreements relating to Pari Passu Debt, subject, however, to any applicable cure periods contained in such documents and agreements and further subject to any waivers, forbearances or consents by the holders of such Pari Passu Debt;

(f)	the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) admits in writing its inability to pay debts as the same become due;

(g)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case; (ii) appoints a custodian of the Company or for all or substantially all of its property; (iii) orders the liquidation of the Company, and in each case the order or decree remains unstayed and in effect for 120 consecutive days; or

(h)	the Company ceases conducting its business (including, for this purpose, the business conducted by or through any direct or indirect Subsidiaries) or liquidates all or substantially all of its assets (meaning, for this purpose, all or substantially all of the combined assets of the Company and its direct and indirect Subsidiaries).

The term “Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors. The term “custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clauses (c) or (d) of this Section 6.1 (except for a Default with respect to Section 4.6 or Section 5.1) is not an Event of Default hereunder until the Trustee or the Holders of at least 25% in principal amount of the then-outstanding Securities provide the Company with written notice of the Default, and the Company does not cure the Default (or such Default is not waived pursuant to Section 6.4 within 60 days after receipt of the notice). A written notice under this Section must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

Section 6.2 ACCELERATION

If an Event of Default (other than an Event of Default specified in Section 6.1(f) or Section 6.1(g)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then-outstanding Securities by written notice to the Company and the Trustee, may declare the unpaid principal of and any accrued but unpaid interest on all the Securities to be due and payable. Upon such declaration, all unpaid principal of and accrued interest on all Securities shall be due and payable immediately; provided, however, that if any Indebtedness or Obligation is outstanding pursuant to Senior Debt, then such a declaration of acceleration shall not become effective until the earlier of (i) the day which is five Business Days after the receipt by each of the Company and the holders of Senior Debt of such written notice of acceleration or (ii) the date of acceleration of any Indebtedness under any Senior Debt. If an Event of Default specified in Section 6.1(f) or Section 6.1(g) occurs, then all unpaid principal of and accrued interest on all Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

30

Section 6.3 OTHER REMEDIES

If an Event of Default occurs and is continuing, the Trustee may, after a declaration of acceleration under Section 6.2, pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture as directed in writing to the Trustee by the Holders of at least 25% in principal amount of the then-outstanding Securities, subject, however, to the provisions of Article 10. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4 WAIVER OF PAST DEFAULTS

Holders of a majority in principal amount of the then-outstanding Securities by notice to the Trustee may, on behalf of the Holders of all Securities, waive any existing Default or Event of Default and its consequences under this Indenture, including without limitation a rescission of an acceleration pursuant to Section 6.2, except for (i) a continuing Default or Event of Default in the payment of interest on or the principal of any Security held by a non-consenting Holder, or (ii) any waiver that would conflict with any applicable judgment or decree. Upon actual receipt of any such notice of waiver by a Responsible Officer of the Trustee, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.5 CONTROL BY MAJORITY

The Holders of a majority in principal amount of the then-outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, on the condition that indemnification for the Trustee’s fees and expenses, in a form reasonably satisfactory to the Trustee, shall have been provided. Nevertheless, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

Section 6.6 LIMITATION ON SUITS

A Holder may pursue a remedy with respect to this Indenture only if:

(a)	the Holder gives to the Trustee written notice of a continuing Event of Default;

(b)	the Holders of at least a majority in principal amount of the then-outstanding Securities make a written request to the Trustee to pursue the remedy;

(c)	such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)	during such 60-day period the Holders of a majority in principal amount of the then-outstanding Securities do not give the Trustee a direction inconsistent with the request.

31

Notwithstanding the foregoing, a Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7 RIGHTS OF HOLDERS TO RECEIVE PAYMENT

Except as set forth in this Indenture, including but not limited to Article 10, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8 COLLECTION SUIT BY TRUSTEE

If an Event of Default specified in Section 6.1(a) or Section 6.1(b) occurs and is continuing, subject to Article 10, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9 TRUSTEE MAY FILE PROOFS OF CLAIM

(a)	The Trustee is authorized, subject to Article 10, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

(b)	If the Trustee does not file a proper claim or proof of debt in the form required in any such proceeding prior to 30 days before the expiration of the time to file such claims or proofs, then any holder of Senior Debt shall have the right to demand, sue for, collect and receive the payments and distributions in respect of the Securities which are required to be paid or delivered to the holders of Senior Debt as provided in Article 10 and to file and prove all claims therefor and to take all such other action in the name of the Holders or otherwise, as such holder of Senior Debt may determine to be necessary or appropriate for the enforcement of the provisions of Article 10.

32

Section 6.10 PRIORITIES

If the Trustee collects any money pursuant to this Article, it shall, subject to the provisions of Article 10, pay out the money in the following order:

(a)	FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expenses and liabilities incurred, and all advances made, if any, by the Trustee and the costs and expenses of collection;

(b)	SECOND: to holders of Senior Debt to the extent required by Article 10;

(c)	THIRD: to Holders for amounts due and unpaid on the Securities and Pari Passu Debt for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities and Pari Passu Debt for principal and interest, respectively; and

(d)	FOURTH: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11 UNDERTAKING FOR COSTS

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then-outstanding Securities.

Article 7
TRUSTEE

Section 7.1 DUTIES OF TRUSTEE

(a)	If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)	Except during the continuance of an Event of Default:

(i)	The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

33

(ii)	In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon resolutions, statements, reports, documents, orders, certificates, opinions or other instruments furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any of the above that are specifically required to be furnished to the Trustee pursuant to this Indenture, the Trustee shall examine them to determine whether they substantially conform to the requirements of this Indenture.

(c)	The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)	this paragraph does not limit the effect of paragraph (b)(i) and (b)(ii) of this Section;

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proven that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)	the Trustee shall not be liable to the Holders with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d)	Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)	No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)	The Trustee shall not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company or, except with respect to any money held by the Trustee over a holiday or weekend, in which event the Trustee shall remit to the Company the interest earnings on such money at a rate equal to the then current rate for money market funds invested by the Trustee; provided, that the Company has directed the Trustee to invest such money. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2 RIGHTS OF TRUSTEE

(a)	The Trustee may conclusively rely upon any document reasonably believed by it to be genuine and to have been signed or presented to it by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default or any Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Sections Section 4.3(a), Section 4.3(b), and Section 4.4(a) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

34

(b)	Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate, an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel at the Company’s expense and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)	The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence or the supervision of any agents, attorneys, custodians or nominees appointed by it with due care.

(d)	The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)	Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)	The Trustee shall not be deemed to have notice of an Event of Default for any purpose under this Indenture unless notified of such Event of Default by the Company, the Paying Agent (if other than the Company) or a Holder of the Securities.

Section 7.3 INDIVIDUAL RIGHTS OF TRUSTEE

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Section 7.10 and Section 7.11.

Section 7.4 TRUSTEE’S DISCLAIMER

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.5 NOTICE OF DEFAULTS

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. At least five Business Days prior to the mailing of any notice to Holders under this Section 7.5, the Trustee shall provide the Company with notice of its intent to mail such notice. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as the Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

35

Section 7.6 REPORTS BY TRUSTEE TO HOLDERS

(a)	Within 60 days of the end of each Fiscal Year, commencing with the fiscal year ending December 31, 2011, the Trustee shall mail to Holders (with a copy to the Company) a brief report dated as of such reporting date that complies with TIA §313(a); provided, that if no event described in TIA §313(a) has occurred within the 12 months preceding the reporting date, no report need be prepared or transmitted. The Trustee also shall comply with TIA §313(b). The Trustee shall also transmit by mail all reports as required by TIA §313(c).

(b)	Commencing at the time this Indenture is qualified under the TIA, a copy of each report mailed to Holders under this Section 7.6 (at the time of its mailing to Holders) shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee if and when the Securities are listed on any stock exchange.

Section 7.7 COMPENSATION AND INDEMNITY

(a)	The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and its performance of the duties and services required hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)	The Company shall indemnify and hold harmless the Trustee, both in its individual capacity and as Trustee, against any and all losses, liabilities or expenses (including reasonable attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in paragraph (d) below.

(c)	The obligations of the Company to pay compensation under paragraph (a) above through the date of termination, and for indemnification under paragraph (b) above, shall survive the satisfaction and discharge of this Indenture.

(d)	The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own gross negligence, bad faith, willful misconduct or simple negligence in the handling and disbursement of funds.

(e)	To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Holders on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on the Securities or to pay Senior Debt. Such lien shall survive the satisfaction and discharge of this Indenture.

(f)	When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or Section 6.1(g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

36

Section 7.8 REPLACEMENT OF TRUSTEE

(a)	A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)	The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority of the aggregate principal amount of the then-outstanding Securities may remove the Trustee (including any successor Trustee) at any time by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i)	the Trustee fails to comply with Section 7.10;

(ii)	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)	a custodian or public officer takes charge of the Trustee or its property;

(iv)	the Trustee becomes incapable of acting as Trustee under this Indenture, or

(v)	the Company so elects, provided such replacement Trustee is qualified.

(c)	If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

(d)	If a successor Trustee does not take office within 30 days after notice that the Trustee has resigned or has been removed, the Company or the Trustee or the Holders of at least a majority in principal amount of the then-outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)	If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)	A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to all Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations to pay compensation under Section 7.7(a) through the date of termination, and for indemnification under Section 7.7(b) shall continue for the benefit of the retiring Trustee.

37

Section 7.9 SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 ELIGIBILITY; DISQUALIFICATION

(a)	There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state or territory thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal, state, territorial or District of Columbia authority and shall have a combined capital and surplus of at least $5,000,000 as set forth in its most recent published annual report of condition.

(b)	(b) This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1) and (2). The Trustee shall be subject to TIA §310(b).

Section 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

The Trustee shall be subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

Article 8
DISCHARGE OF INDENTURE

Section 8.1 TERMINATION OF COMPANY’S OBLIGATIONS

(a)	This Indenture shall cease to be of further effect (except that the Company’s obligations to pay compensation under Section 7.7(a) through the date of termination, and for indemnification under Section 7.7(b) and its obligations under Section 8.4, and the Company’s, Trustee’s and Paying Agent’s obligations under Section 8.3 shall survive) when, without violating Article 10, all outstanding Securities have been paid in full and the Company has paid all sums payable by the Company hereunder. In addition, the Company may terminate all of its obligations under this Indenture if, without violating Article 10:

(i)	the Company irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient (as certified by an independent public accountant designated by the Company) to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (B) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities;

38

(ii)	the Company delivers to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with; and

(iii)	no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit.

Then, this Indenture shall cease to be of further effect (except as provided in this paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture. The Company may make the deposit only if Article 10 does not prohibit such payment. However, the Company’s obligations in Section 2.3 through Section 2.7, Section 4.2, Section 7.7(c), Section 7.8, Section 8.3 and Section 8.4, and the Trustee’s and Paying Agent’s obligations in Section 8.3, shall survive until no Securities are outstanding. Thereafter, only the Company’s obligations to pay compensation under Section 7.7(a) through the date of termination, and for indemnification under Section 7.7(b), its obligations under Section 8.4 and the Company’s, Trustee’s and Paying Agent’s obligations in Section 8.3 shall survive.

(b)	After such irrevocable deposit made pursuant to this Section and satisfaction of the other conditions set forth herein, the Trustee upon written request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified above.

(c)	In order to have money available on a payment date to pay principal or interest on the Securities, U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer’s option.

Section 8.2 APPLICATION OF TRUST MONEY

The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

Section 8.3 REPAYMENT TO COMPANY

(a)	The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

(b)	The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest on the Securities that remains unclaimed for two years after the date upon which such payment shall have become due; provided, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a newspaper of widespread circulation published in Hennepin County, Minnesota. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

39

Section 8.4 REINSTATEMENT

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; provided, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment, as long as no money is owed to the Trustee by the Company, from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 9
AMENDMENTS

Amendments to this Indenture may be effected as described in this Article 9, whether pursuant to the execution and delivery of a document entitled “amendment” or pursuant to the execution and delivery of a “supplemental indenture,” including a supplemental indenture for the purpose of establishing a different class or series of Securities under this Indenture.

Section 9.1 WITHOUT CONSENT OF THE HOLDERS

The Company and the Trustee may amend this Indenture or the Securities without the consent of any Holder:

(a)	to cure any ambiguity, defect or inconsistency;

(b)	to comply with Section 5.1;

(c)	to provide for the issuance of additional Securities or classes or series of Securities in conformity with this Indenture (including, for purposes of clarity, additional Securities or classes or series of Securities having rights, preferences or privileges different from those set forth herein);

(d)	to make any change that does not materially and adversely affect the legal rights hereunder of any Holder, including but not limited to an increase in the aggregate dollar amount of class or series of Securities which may be outstanding under this Indenture;

(e)	make any change in Section 3.2; provided, however, that no such change shall adversely affect the rights of any then-outstanding or issued Security;

(f)	to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

(g)	to comply with the rules or policies of a Depositary of Securities; or

(h)	in connection with an amendment, extension, replacement, renewal or substitution of Senior Debt, to amend the subordination provisions of this Indenture to conform to the reasonable requirements of the holder or holders of such Senior Debt.

40

Section 9.2 WITH CONSENT OF THE HOLDERS

(a)	Other than as set forth in Section 9.1, the Company and the Trustee may amend this Indenture or the Securities with the consent of the Holders of at least a majority in principal amount of the then-outstanding Securities; provided, however, that if an amendment would affect fewer than all classes or series of Securities under this Indenture, then only the written consent of the Holders of a majority in principal amount of the then-outstanding classes or series of Securities so affected shall be required.

The Holders of a majority in principal of the then-outstanding Securities may also waive on behalf of all Holders any existing Default or Event of Default or compliance with any provision of this Indenture or the Securities (or class or series of Securities, as applicable). Nevertheless, without the consent of the Holder of each Security affected, an amendment or waiver under this Section may not (with respect to any Security held by a non-consenting Holder):

(i)	reduce the aggregate principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(ii)	reduce the rate of or change the time for payment of interest, including default interest, on any outstanding Security;

(iii)	reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions or the price at which the Company shall be entitled to accept an offer for repurchase of such Security pursuant to Section 3.1;

(iv)	make any Security payable in money other than that stated in the Prospectus;

(v)	make any change in Section 6.4 or Section 6.7;

(vi)	make any change in Article 10 that materially adversely affects the rights of any Holders, or adversely affects the holders of Senior Debt; or

(vii)	waive a Default or Event of Default in the payment of principal of or interest on any Security (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then-outstanding Securities, and a waiver of any payment default resulting from such acceleration).

(b)	It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(c)	Any required consent of the Holders need not be affirmative. Consent of a Holder will be presumed if a Holder does not object within 30 days of a written request for consent so long as such written request specifically states in prominent type that the consent of the Holder will be presumed if no objection is made within the applicable 30-day period.

(d)	After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Section 6.4 and Section 6.7 and clauses (i) through (vii) of paragraph (a) above, the Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities.

41

Section 9.3 COMPLIANCE WITH TRUST INDENTURE ACT

Every amendment to this Indenture shall be set forth in a supplemental indenture (or other written amendment) that complies with the TIA as then in effect if, at the time this Indenture is so amended, this Indenture is qualified under the TIA.

Section 9.4 EFFECT OF CONSENTS

(a)	Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)	The Company may fix a record date for determining which Holders must consent to such amendment or waivers. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.5 prior to such solicitation, or (ii) such other date as the Company shall designate.

Section 9.5 NOTATION ON OR EXCHANGE OF SECURITIES

The Trustee may place an appropriate notation about an amendment or waiver on any Security, if certificated, or any Account statement. Failure to make any notation or issue a new Security shall not affect the validity and effect of such amendment or waiver.

Section 9.6 TRUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if, in the Trustee’s reasonable discretion, the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel (or written advice of counsel) as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until approved by the Board of Directors.

42

Article 10
SUBORDINATION

Section 10.1 AGREEMENT TO SUBORDINATE

(a)	The Company agrees, and each Holder by accepting a Security consents and agrees, that the Indebtedness evidenced by the Securities and the payment of the principal of and interest on the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, of all Obligations due in respect of Senior Debt whether outstanding on the date hereof or hereafter incurred, and that the subordination herein is for the benefit of the holders of Senior Debt.

(b)	For purposes of this Article 10, a payment or distribution on account of the Securities may consist of cash, property or securities, by set-off or otherwise, and a payment or distribution on account of any of the Securities shall include, without limitation, any redemption, purchase or other acquisition of the Securities.

(c)	The agreement to subordinate set forth herein includes, for all purposes under this Article, the agreement of the Company, the Guarantor and the Holders of Securities that the Obligations of the Guarantor under the Guarantee, and the Obligations of the Company and the Guarantor under the Collateral Documents, are also subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, of all Obligations due in respect of Senior Debt whether outstanding on the date hereof or hereafter incurred, and that the subordination herein is for the benefit of the holders of Senior Debt.

(d)	The priorities of the liens, claims, encumbrances, security interests or other interests established, altered or specified in this Indenture are applicable irrespective of the time or order of attachment or perfection (or the lack of attachment or perfection) thereof, the method of perfection, the time or order of filing of financing statements or the taking of possession, or the giving of or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests or otherwise and irrespective of any other law, decision, fact, circumstance, act or occurrence that might otherwise affect the priorities established under this Indenture. For all purposes of this Indenture, the provisions of this Article that apply to the Company and its Obligations under the Securities shall similarly apply to the Obligations of the Company and the Guarantor under the Collateral Documents and the Obligations of the Guarantor under the Guarantee.

Section 10.2 LIQUIDATION; DISSOLUTION; BANKRUPTCY

(a)	Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon:

(i)	any dissolution or winding-up or total or partial liquidation or reorganization of the Company whether voluntary or involuntary and whether or not involving insolvency or Bankruptcy;

43

(ii)	any Bankruptcy or insolvency case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets; or

(iii)	any assignment for the benefit of creditors or any other marshaling of assets of the Company;

then, (A) all Obligations due, or to become due, in respect of Senior Debt, including without limitation both pre-petition interest, post-petition interest, and any other interest, fees and other charges payable after the commencement of any such proceeding at the rate specified in the applicable Senior Debt (regardless of whether any such interest, fees and other charges are allowable claims in any Bankruptcy proceeding), shall first indefeasibly be paid in full, or provision shall have been made for such payment, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, and (B) all related transaction documents to which the Senior Debt relates shall have been terminated in accordance with their respective terms, before any payment is made on account of the principal of or interest on the Securities, except that Holders may receive securities that are subordinated to at least the same extent as the Securities are to (x) Senior Debt and (y) any securities issued in exchange for Senior Debt.

Upon any such dissolution, winding-up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (in order of priority, and when of equal priority, pro rata to such holders of equal priority on the basis of the amounts of Senior Debt held by such holders) or their representative or representatives, or to the trustee or trustees under any indenture or similar instrument or agreement pursuant to which any of such Senior Debt may have been issued, as their interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been indefeasibly paid in full, or provisions shall have been made for such payment, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

(b)	For purposes of this Article 10, the words “cash, property or securities” shall not be deemed to include securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Securities, to the payment of all Senior Debt then outstanding or to the payment of all securities issued in exchange therefor to the holders of Senior Debt at the time outstanding. The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Article 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other Person shall, as part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5.

(c)	The provisions of paragraphs (a) and (b) above shall not prohibit, restrict or otherwise limit the Company from entering into, sponsoring or conducting any Qualified Sales and Financing Transaction.

44

Section 10.3 DEFAULT ON SENIOR DEBT

(a)	In the event and during the continuation of:

(i)	any default (or any event which, with the passage of time or the giving of notice, or both, would constitute an event of default) in the payment of principal of (or premium, if any) or interest on any Senior Debt or any amount owing from time to time under or in respect of Senior Debt, or in the event that any nonpayment event of default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

(ii)	in the event that any other nonpayment event of default (or any event which, with the passage of time or the giving of notice, or both, would constitute a nonpayment default) with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable (the circumstances described in clauses (i) and (ii) above being referred to as a “Senior Debt Default”);

then, in any such case, the Company shall make no payment, direct or indirect, in respect of the Securities, including but not limited to any payment which may be payable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities (other than securities that are subordinated to at least the same extent as the Securities are to (x) Senior Debt and (y) any securities issued in exchange for Senior Debt), unless and until (A) such default or potential event of default specified in clause (i) above shall have been cured or such event of default shall have been waived or shall have ceased to exist or such acceleration shall have been rescinded or annulled, or (B) in case of any other nonpayment event of default specified in clause (ii) above, during the period (a “Payment Blockage Period”) commencing on the date the Company and the Trustee receive written notice (a “Payment Notice”) of such a nonpayment event of default (which notice shall be binding on the Trustee and the Holders as to the occurrence of such an event of default) from a holder of the Senior Debt to which such default relates, and ending on the earlier of (I) the date, if any, on which such Senior Debt to which such default relates is discharged or such default is waived by the holders of such Senior Debt or otherwise cured and (II) the date on which the Trustee receives written notice from the holder of such Senior Debt to which such default relates terminating the Payment Blockage Period. Notwithstanding the foregoing, during any Payment Blockage Period, the Company shall make payments for rescinded subscriptions under Section 2.2(b).

(b)	Subject to the provisions of Section 6.9 and Section 10.8, neither the Trustee nor the Holders may take any action to assert, demand, sue for, collect, enforce or realize upon the Securities or the related Obligations or any part thereof in any period during which the Company is not permitted to make payment on account of the Securities pursuant to this Section, unless and only to the extent that the commencement of a legal action may be required to toll the running of any applicable statute of limitations. Notwithstanding the foregoing, if, after 179 days have passed since the commencement of any Payment Blockage Period, and an Event of Default exists under this Indenture, the Trustee may bring suit to enforce all Obligations under the Indenture; provided, that the provisions of Section 10.4 and Section 10.5 are complied with.

45

Section 10.4 WHEN DISTRIBUTION MUST BE PAID OVER

(a)	If the Trustee or any Holder receives any payment with respect to the Securities, whether in cash, property or securities (other than with securities that are subordinated to at least the same extent as the Securities are to the Senior Debt), then, if there exists and during the continuation of any Senior Debt Default, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt (in order of their priority, and when of equal priority, pro rata to such holders of equal priority on the basis of the amounts of Senior Debt held by such holders) for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

(b)	With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

Section 10.5 LIMITATION ON ACTION AGAINST COLLATERAL

The Trustee and each Holder by accepting a Security hereunder hereby waives the right to enforce any rights respecting the grant of collateral security effected pursuant to Article 12 (including without limitation the right to foreclose, engage in strict foreclosure, or exercise any other rights under the Collateral Documents or applicable law) until the earlier of (i) the Senior Debt Payout Date or (ii) 180 days following the date of an uncured Event of Default under this Indenture (unless such Event of Default shall have been waived in accordance with Section 6.4 prior to the expiration of the 180-day period), or an event of default under or with respect to Obligations that are junior to Securities; provided, that if prior to the expiration of such 180-day period, the holders of Senior Debt have commenced a judicial proceeding or non-judicial action to collect or enforce any rights or claims against the Company, the Guarantor or any other direct or indirect Subsidiary or Affiliate of the Company, or foreclose on any collateral securing the Senior Debt, or a case or proceeding by or against the Company, the Guarantor or any other direct or indirect Subsidiary or Affiliate of the Company is commenced under any Bankruptcy Law or any other insolvency law, then such 180-day period shall be extended until the Senior Debt Payout Date, or the dismissal of such proceedings, whichever event comes first.

46

Section 10.6 NOTICE BY COMPANY

The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Company to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this Article.

Section 10.7 SUBROGATION

After all Senior Debt is paid in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness that is Pari Passu Debt) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt.

Section 10.8 RELATIVE RIGHTS

(a)	This Article defines the relative rights of and between the Holders and holders of Senior Debt. Nothing in this Indenture shall:

(i)	impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

(ii)	affect the relative rights of the Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

(iii)	prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to the Holders as described herein.

(b)	If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

Section 10.9 SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY OR HOLDERS OF SENIOR DEBT

(a)	No right of any present or future holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Securities and the Obligations related thereto shall be prejudiced or impaired by any act or failure to act by any such holder of Senior Debt or by the Company, the Trustee or any Agent or by the failure of the Company to comply with this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

47

(b)	Without limiting the effect of the preceding paragraph, any holder of Senior Debt may at any time and from time to time without the consent of or notice to any other holder or to the Trustee, without impairing or releasing any of the rights of any holder of Senior Debt under this Indenture, upon or without any terms or conditions and in whole or in part:

(i)	change the manner, place or term of payment, or change or extend the time of payment of, renew or alter any Senior Debt or any other liability of the Company to such holder, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the provisions of this Article 10 shall apply to the Senior Debt as so changed, extended, renewed or altered;

(ii)	notwithstanding the provisions of Section 5.1, sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Debt or any other liability of the Company to such holder or any other liabilities incurred directly or indirectly in respect thereof or hereof or any offset thereagainst;

(iii)	exercise or refrain from exercising any rights or remedies against the Company or others or otherwise act or refrain from acting or, for any reason, fail to file, record or otherwise perfect any security interest in or lien on any property of the Company or any other Person; and

(iv)	settle or compromise any Senior Debt or any other liability of the Company to such holder, or any security therefor, or any liability incurred directly or indirectly in respect thereof.

(c)	All rights and interests under this Indenture of any holder of Senior Debt and all agreements and obligations of the Trustee, the Holders, and the Company under Article 6 and under this Article 10 shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of any agreement or instrument relating to any Senior Debt or (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Trustee, any Holder, or the Company.

(d)	Any holder of Senior Debt is hereby authorized to demand specific performance of the provisions of this Article 10, whether or not the Company shall have complied with any of the provisions of this Article 10 applicable to it, at any time when the Trustee or any Holder shall have failed to comply with any of these provisions. The Trustee and the Holders irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

(e)	Each Holder by accepting a Security hereby agrees that the subordination provisions contained in this Indenture are for the benefit of the holders of Senior Debt and, as such, these subordination provisions shall not impose any obligations on the holders of any Senior Debt with respect to either the transaction documents to which the Senior Debt relates or to the Senior Debt itself.

Section 10.10 LIMITATIONS ON REMEDIES IN EVENT OF DEFAULT

Notwithstanding anything to the contrary herein including in this Article 10, the Company, the Trustee, and each Holder by accepting a Security, hereby agrees that they shall not take any actions to file a petition in bankruptcy against the Company, any Subsidiary or Affiliate without the prior written consent of the holders of the Senior Debt or unless one year and one day shall have elapsed after the Senior Debt have been indefeasibly paid in full, in cash, and the related transaction documents to which the holders of Senior Debt are a party have been terminated.

48

Section 10.11 DISTRIBUTION OR NOTICE TO REPRESENTATIVE

(a)	Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representatives.

(b)	Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending or upon any certificate of any representative of any holder of Senior Debt or of the liquidating trustee or agent or other Person making any distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.12 RIGHTS OF TRUSTEE AND PAYING AGENT

(a)	Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee, and the Trustee or Paying Agent may continue to make payments on the Securities unless it shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article, which notice, unless specified by a holder of Senior Debt as such, shall not be deemed to be a Payment Notice. The Trustee may conclusively rely on such notice. Only the Company or a holder of Senior Debt may give the notice. Nothing in this Article 10 shall apply to amounts due to, or impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

(b)	The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.13 AUTHORIZATION TO EFFECT SUBORDINATION

Each Holder of a Security by his, her or its acceptance thereof authorizes and directs the Trustee on behalf of such Holder to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination as provided in this Article 10, and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 10.14 APPLICABILITY TO PAYING AGENT

In case at any time any Paying Agent (other than the Trustee or the Company) shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 10 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee.

49

Section 10.15 CERTAIN ACKNOWLEDGMENTS TO AND AGREEMENTS IN FAVOR OF HOLDERS OF SENIOR DEBT

(a)	Until the Senior Debt Payout Date, the Trustee and each Holder agrees as follows:

(i)	It will not challenge, avoid, subordinate or contest or directly or indirectly support any other Person in challenging, avoiding, subordinating or contesting in any judicial or other proceeding, including without limitation any Bankruptcy proceeding, the priority, attachment, validity, extent, perfection or enforceability of any Lien or other adverse claim held by any holder of Senior Debt.

(ii)	It will not interfere with any state law collection or foreclosure action brought by or on behalf of any holder of Senior Debt with respect to any collateral securing Obligations owed to any such holder, including without limitation any judicial or non-judicial foreclosure action.

(iii)	It will not object to or oppose a sale or other disposition of any collateral securing Obligations owed to any holder of Senior Debt, free and clear of Liens or other claims of the Holders under this Indenture, under Section 363 of the U.S. Bankruptcy Code or any other applicable law if the holders of Senior Debt have consented to such sale or disposition.

(iv)	It agrees to turn over to the holders of Senior Debt any “adequate protection” of its interest in any Collateral that it receives in any case or proceeding relating to any Bankruptcy to the extent necessary to make the holders of Senior Debt whole, and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral, appoint a Chapter 11 trustee under Section 1104 of the U.S. Bankruptcy Code or convert or dismiss such case or proceeding under Section 1112 of the U.S. Bankruptcy Code, in each case without the prior written consent of the holders of Senior Debt.

(v)	In the event any proceeds of Collateral are received by a Holder or the Trustee for application to Obligations under this Indenture other than as expressly permitted by the terms of this Indenture, such proceeds shall be received by the Holder or Trustee, as the case may be, in trust for the benefit of the holders of Senior Debt, and the Holder or the Trustee, as the case may be, shall promptly turn over such proceeds to the holders of Senior Debt (or the trustee(s) for the Senior Debt, if any) in the same form as received, with any necessary endorsement. Upon the Senior Payout Date, any remaining proceeds of the Collateral shall be delivered to the Trustee and applied to the Obligations hereunder, except as otherwise required pursuant to applicable law. In the event any proceeds of collateral securing any Senior Debt and related Obligations are received by a Holder or the Trustee, such Person will hold such proceeds in trust for the benefit of the holders of Senior Debt and shall promptly turn over such proceeds to the holders of Senior Debt for application in accordance with the terms of the transaction documents to which such Senior Debt relates.

50

(b)	The holders of Senior Debt have permitted the incurrence of the Obligations under this Indenture in reliance on this Agreement. Accordingly, each of the Trustee and each Holder expressly waives: (i) notice of acceptance by the holders of Senior Debt of this Agreement; (ii) notice of the existence or fact of non-payment of all or any part of any Senior Debt and related Obligations; (iii) all diligence in collection or protection of or realization upon all or any part of any collateral or any other guaranty or security and any requirement that any holder of Senior Debt protect, secure, perfect or insure any Lien or any Property (as defined below) subject thereto or exhaust any right or take any action against the obligor or any other Person or any such Property; (iv) promptness, diligence, notice of acceptance and any other notice with respect to any Senior Debt and related Obligations; and (v) to the fullest extent permitted by applicable law, and except as otherwise expressly provided hereunder for the benefit of the holders of Senior Debt, all of its rights as a secured creditor (other than the right to receive notice of the sale or other disposition of the Collateral and the right to receive, in accordance with Section 9-615 of the UCC, proceeds of such sale or other disposition, if any, remaining after the application of such proceeds to pay in full, in cash, the Senior Debt and related Obligations and the occurrence of the Senior Payout Date) in connection with any dealing in the Collateral (or other collateral) by a holder of Senior Debt. For the purposes hereof, “Property” means, with respect to any Person, all property and interests in property of such Person, whether real, personal or mixed, whether now owned or existing or hereafter acquired or arising and wheresoever located.

(c)	Each of the Trustee and each Holder hereby waives, to the fullest extent permitted by applicable law, any rights it may have under applicable law to assert the doctrine of marshaling or otherwise to require a holder of Senior Debt to marshal any property of the Company, the Guarantor or any other direct or indirect Subsidiary or Affiliate of the Company for the benefit of the Trustee or any Holder and any valuation, stay or appraisement laws.

(d)	The Company, Guarantor, Trustee and each Holder acknowledge and agree that (i) all SPV Collateral constitutes property of the relevant SPV Entity and, in either case, is subject to the first priority perfected security interest of the applicable holder of Senior Debt (or an agent or other intermediary on behalf of such holder) pursuant to the transaction documents to which such Senior Debt relates, (ii) none of the Company, the Guarantor, the Trustee or any Holder has any lien, claim, encumbrance, security interest or other interest in any of such SPV Collateral (it being acknowledged and agreed that the membership interest in an SPV Entity owned by the Company or the Guarantor does not constitute SPV Collateral), (iii) if an asset or other item of Property hereafter becomes included in the SPV Collateral or the Company or the Guarantor (or any other Person) otherwise transfers (or purports to transfer) any asset or other item of Property to an SPV Entity, then any lien, claim, encumbrance, security interest or other interest the Company, the Guarantor, the Trustee or any Holder (or such other Person) or any Holder may have in such asset or other Property shall be automatically and irrevocably released without any further action by any Person, and (iv) if for any reason the Company, the Guarantor, the Trustee or any Holder is determined to have retained or to hold any interest in any such asset or Property, then any lien, claim, encumbrance, security interest or other interest that the Company, the Guarantor, the Trustee or any Holder, as the case may be, may have in such asset or Property shall in all respects be junior and subordinate to the security interest of the holder of Senior Debt (or its agent, as the case may be) for the benefit of itself and the other related holders of Senior Debt that are the beneficiaries of such security interest under the transaction documents to which such Senior Debt relates.

51

Section 10.16 OTHER SUBORDINATION MATTERS

(a)	The agreements contained in this Article 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

(b)	The Trustee shall notify all holders of Senior Debt (of whose identity the Trustee has received reasonable advance written notice) of the existence of any Default or Event of Default under Section 6.1 promptly after a Responsible Officer of the Trustee actually becomes aware thereof; provided, that at least five Business Days prior to the notification of any holder of Senior Debt under this Section, the Trustee shall provide the Company with notice of its intent to provide such notification; provided further, that no defect in the form or delivery of the Trustee’s notice to the Company shall preclude the timely notice by the Trustee to the holders of Senior Debt.

(c)	The holders of Senior Debt may assign any or all of their respective rights under this Article 10 to any other Person and without the consent of any other party or Person.

Article 11
GUARANTEE

Section 11.1 GUARANTEE

(a)	Subject to this Article 11, the Guarantor unconditionally guarantees to each Holder of the Securities that:

(i)	the principal of and interest on the Securities will be promptly paid in full when due, whether upon maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)	in the case of any extension of time of or for the payment or renewal of any Securities or any such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether upon stated maturity, by acceleration or otherwise.

(b)	Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(c)	The Guarantor hereby agrees that its Obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the Obligations contained in the Securities and this Indenture.

52

(d)	If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid either to the Trustee or such Holder, then this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(e)	The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

Section 11.2 Limitation on Guarantor Liability

The Guarantor, and by its acceptance of the Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the Obligations of the Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor hereunder, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.3 EXECUTION AND DELIVERY OF GUARANTY

To evidence its Guarantee set forth in Section 11.1, the Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached hereto as Exhibit B will be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee or the Company and that this Indenture will be executed on behalf of such Guarantor by one of its Officers. The Guarantor hereby agrees that its Guarantee set forth in Section 11.1 will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee will be valid nevertheless. The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

53

Section 11.04 RELEASES

(a)	In the event of any sale or other disposition of all or substantially all of the assets of the Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the membership interests in the Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or an Affiliate of the Company, then the Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the membership interests in the Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of the Guarantor) will be released and relieved of any obligations under the Guarantee and the Lien on the Collateral of such Guarantor under the Pledge and Security Agreement; provided, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, and the Guarantor ceases to be a majority-owned Subsidiary of the Company or any affiliate thereof, as a result of the sale or other disposition.

(b)	Upon satisfaction and discharge of this Indenture in accordance with Article 8, the Guarantor will be released and relieved of any obligations under its Guarantee.

Article 12
COLLATERAL AND SECURITY

Section 12.1 COLLATERAL DOCUMENTS

(a)	The due and punctual payment of the principal of and interest, if any, on the Securities when and as the same shall be due and payable on any Payment Date (whether upon maturity, by acceleration, repurchase, redemption or otherwise), and interest on the overdue principal of and defaulted interest (to the extent permitted by law), if any, on the Securities and performance of all other Obligations of the Company and the Guarantor to the Holders of Securities or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in the applicable Collateral Documents. Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the applicable Collateral Documents (including without limitation the provisions respecting the foreclosure on and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee to enter into such Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

(b)	The Company and the Guarantor shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of any Collateral Document, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by any Collateral Document or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Holders of Securities under this Indenture, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Company and Guarantor hereunder, a valid and enforceable perfected Lien in and on all of the Collateral, in favor of the Trustee for the benefit of the Holders of Securities under this Indenture, which security interest is superior to and prior to the rights of all third Persons and subject to no other Liens other than Permitted Liens.

54

(c)	The Company and the Guarantor shall pledge as additional Collateral all After-Acquired Property, subject to Permitted Liens. The Company and the Guarantor shall also use all commercially reasonable efforts to ensure that any material contract or agreement relating to After-Acquired Property will not contain provisions that would impair or prevent the creation of a security interest therein or result in such contract or After-Acquired Property being excluded from the Collateral.

(d)	The Company, the Guarantor and the Trustee are also party to the Pledge and Security Agreement, which agreement is a Collateral Document with respect to the Securities issued hereunder and denominated as “L Bonds,” the purpose of which is to effect the grant of security interests in the Collateral for the benefit of the holders of L Bonds. The terms and conditions of the Pledge and Security Agreement are incorporated herein by this reference.

Section 12.2 Recording and Opinion

(a)	The Company shall furnish to the Trustee contemporaneously with the execution and delivery of this Indenture and the Collateral Documents an Opinion of Counsel stating that in the opinion of such counsel the Collateral Documents are effective to create a Lien in the collateral described therein to the extent that the Company has rights in or the power to transfer such collateral.

(b)	The Company shall otherwise comply with the provisions of TIA §314(b).

Section 12.3 RELEASE OF COLLATERAL

(a)	Subject to paragraphs (b), (c) and (d) below, Collateral shall automatically be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents or as provided hereby. In addition, upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an asset sale by the Company or the Guarantor (at the sole cost and expense of the Company and without any recourse, representation or warranty), the Trustee shall release Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that if such sale, conveyance or disposition constitutes a sale of assets, the Net Proceeds of such asset sale are applied in accordance with the applicable provisions of this Indenture. Upon receipt of such Officers’ Certificate, the Trustee shall, at the sole cost and expense of the Company and without recourse, representation or warranty, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

(b)	No Collateral shall be released from the Liens and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Trustee the Officers’ Certificate required by this Section.

(c)	At any time when a Default or Event of Default shall have occurred and be continuing, the maturity of the Securities shall have been accelerated (whether by declaration or otherwise), and the Trustee shall have delivered a notice of acceleration to the Company, no release of Collateral pursuant to the provisions of the Collateral Documents shall be effective as against the Holders of Securities.

55

(d)	The release of any Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof. To the extent applicable, the Company shall cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

Section 12.4 CERTIFICATES OF THE COMPANY; OPINION OF COUNSEL

The Company or the Guarantor, as applicable, shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to any Collateral Document, (i) all documents required by TIA §314(d) and (ii) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA §314(d). The Trustee may, to the extent permitted by Section 7.2 and Section 7.3, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 12.5 CERTIFICATES OF THE TRUSTEE

In the event that the Company or the Guarantor wishes to release Collateral in accordance with the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Section 12.3 and Section 12.4, the Trustee shall determine whether it has received all documentation required by TIA §314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 12.4, shall deliver a certificate to the collateral agent, if any, setting forth such determination (or retain the above-described certificates and documents in the event the Trustee itself serves as or fulfills the function of a collateral agent).

Section 12.6 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS

Subject to the provisions of Section 7.2 and Section 7.3, the Trustee may, on behalf of the Holders of Securities, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company or Guarantor hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Securities or of the Trustee). Notwithstanding the foregoing, the Trustee shall be entitled to seek direction from the Holders regarding those actions to be taken and a majority in principal amount of the then-outstanding Securities shall have the right to direct those actions to be taken by the Trustee, on the condition that indemnification for the Trustee’s fees and expenses, in a form reasonably satisfactory to the Trustee, shall have been provided. Nevertheless, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

56

Section 12.7 AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL AGREEMENT

The Trustee is authorized to receive any funds for the benefit of the Holders of Securities distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture and the Collateral Documents.

Section 12.8 TERMINATION OF SECURITY INTEREST

Upon the payment in full of all Obligations of the Company and the Guarantor under this Indenture and the Securities, or upon legal defeasance, the Trustee shall, at the request and sole cost and expense of the Company, deliver a certificate to the Company stating that such Obligations have been paid in full, and release the Liens pursuant to this Indenture and the Collateral Documents.

Article 13
GENERAL PROVISIONS

Section 13.1 TRUST INDENTURE ACT CONTROLS

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties shall control.

Section 13.2 NOTICES

(a)	Any notice, instruction, direction, request or other communication by the Company, the Trustee or any other holder of Senior Debt to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile, or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company:

GWG Holdings, Inc.

220 South Sixth Street, Suite 1200

Minneapolis, MN 55402

Attention: Chief Executive Officer and Chief Financial Officer

Facsimile: (612) 746-0445

With a copy to:

Maslon LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402

Attention: Paul Chestovich

Facsimile: (612) 642-8305

57

If to the Trustee:

Bank of Utah

200 E. South Temple, Suite 210

Salt Lake City, UT 84111

Attention: GWG Holdings, Inc., Administrator

Facsimile: (801) 746-3519

If to a holder of Senior Debt, then to such address as such holder of Senior Debt shall have provided in writing to the Company and the Trustee.

(b)	The Company, the Trustee or a holder of Senior Debt by notice to the Company and the Trustee may designate additional or different addresses for subsequent notices or communications.

(c)	All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) on the date mailed if deposited in the mail, postage prepaid and certified; (iii) three Business Days after deposit in the mail, postage prepaid, first class but not certified; (iv) when receipt is acknowledged, if faxed; (v) on the next Business Day after having been sent by electronic communication to a pre-designated e-mail address; (vi) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery; or (vii) when actually received by the recipient, if sent in some other manner not specified above.

(d)	Any notice or communication to a Holder shall be mailed by certified first-class mail to his address shown on the register kept by the Registrar or sent by electronic communication to a pre-designated e-mail address. Notices mailed or sent by electronic communication as described in the preceding sentence shall be deemed to have been duly given (i) on the date mailed if deposited in the mail, postage prepaid and certified, or (ii) on the next Business Day after having been sent by electronic communication. Failure to mail a notice or communication to a Holder or any defect in it shall not affect the sufficiency of notice or such communication with respect to other Holders.

(e)	If a notice or communication is provided in the manner set forth in this Section within the time prescribed, then it is duly given as of time set forth in subsection (c) or (d), as applicable, whether or not the addressee actually receives it.

(f)	If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.

58

Section 13.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS

Holders may communicate, pursuant to TIA §312(b), with other Holders with respect to their rights under this Indenture or the Securities. The Trustee shall be subject to §312(b). The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 13.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)	an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)	an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 13.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall include:

(a)	a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)	a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether such covenant or condition has been complied with; and

(d)	a statement whether, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.6 RULES BY TRUSTEE AND AGENTS

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.7 NO RECOURSE AGAINST OTHERS

No director, Officer, employee, agent, manager or stockholder of the Company as such, shall have any liability for any Obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

59

Section 13.8 DUPLICATE ORIGINALS

The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 13.9 GOVERNING LAW

THE INTERNAL LAW OF THE STATE OF DELAWARE SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 13.10 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11 SUCCESSORS

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.12 SEVERABILITY

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13 SPECIFIC PERFORMANCE

The holders of Senior Debt shall be entitled to specific performance of those provisions of this Indenture set forth in Article 10 and Article 12, and the Trustee and each Holder by accepting a Security hereby waives any rights to contest the entitlement of any holders of Senior Debt to the same.

Section 13.14 COUNTERPART ORIGINALS

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.15 TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions thereof.

Section 13.16 Trustee’s Capacity.

Bank of Utah (“BOU”) is executing this Agreement solely in its capacity as Trustee and not in its individual capacity (except as expressly stated herein) and in no case shall BOU (or any entity acting as Trustee hereunder) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Trustee hereunder, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through, or under such party; provided, however, that BOU (or any such successor trustee) shall be personally liable hereunder for its own gross negligence or willful misconduct or for its breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

* * * * * * *

60

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Indenture to be duly executed as of the date first written above.

OBLIGOR:

GWG HOLDINGS, INC.

By:
Name:
Title:

GUARANTOR:

GWG LIFE, LLC

By:
Name:
Title:

TRUSTEE:

BANK OF UTAH, not in its individual capacity but solely as Trustee

By:
Name:
Title:

Signature Page – Amended and Restated Indenture

Exhibit A

FORM OF L BONDS

THIS L BOND (THE “BOND”) OF GWG HOLDINGS, INC. (THE “COMPANY”) IS SUBJECT TO THE TERMS OF THE INDENTURE, WHICH AMONG OTHER PROVISIONS, CONTAINS REQUIREMENTS RELATING TO ANY TRANSFER OF THIS BOND BY THE HOLDER, INCLUDING THE PRIOR CONSENT OF THE COMPANY TO ANY SUCH TRANSFER. THE COMPANY MAY REDEEM THIS BOND, IN WHOLE OR IN PART, IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

GWG HOLDINGS, INC.

Incorporated under the Laws of Delaware

L BOND

Registered No.:	Registered Principal Amount: $
Issue Date:	Interest Rate:
Term:	Interest Payment Schedule:
Maturity Date:	Payment Date (for interest):

GWG Holdings, Inc., a corporation created under the laws of the State of Delaware (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                                  , or registered assigns, the principal sum of                                  Dollars ($            ) on the Maturity Date and to pay accrued and unpaid interest hereon from the Issue Date set forth above, or from the most recent Payment Date to which interest has been paid or duly provided for, beginning on the first Payment Date after the Issue Date (the “Initial Payment Date”) and on each subsequent Payment Date thereafter at the Interest Rate set forth above, until the principal hereof is paid or made available for payment; provided, however, that if the Payment Date is within five Business Days of the Issue Date, then the first payment will be made in the following month and will include the interest earned since the Issue Date. Interest shall accrue on the principal amount for the period from the later of the Issue Date of this Bond or the last Payment Date upon which an interest payment was made until and including the day before the following Payment Date. Capitalized terms used but not defined herein shall have the respective meanings given such terms in the Amended and Restated Indenture dated as of October [●], 2017, as the same may be amended or supplemented from time to time thereafter in accordance with its terms (the “Indenture”).

The principal hereof is subject to optional redemption by the Company and optional repurchase at the request of the Holder, as provided in the Indenture, and if not so redeemed or repurchased, shall be due and payable in full on the Maturity Date, which also shall constitute a Payment Date (as such term is defined in the Indenture). The principal and interest so payable and punctually paid or duly provided for on any Payment Date, as provided in the Indenture, will be paid to the Person in whose name this Bond is registered (the “Holder”) at the close of business on the Regular Record Date (or Maturity Record Date, as applicable) for such Payment Date. Payment of the principal of and interest on this Bond will be made at the office of the Paying Agent, or in such other office as may be selected in accordance with the Indenture, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be made in United States dollars by wire or by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register.

A-1

Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

No recourse shall be had for the payment of the principal or interest of this Bond against any Company incorporator, stockholder, officer, director, employee or agent by virtue of any statute or by enforcement of any assessment or otherwise; and any and all liability of incorporators, stockholders, directors, officers, employees and agents of the Company being released hereby.

IN WITNESS WHEREOF, the Company has caused this L Bond to be signed in its name by the manual or electronic signature of its Chief Executive Officer and attested to by the manual or electronic signature of its Secretary.

GWG HOLDINGS, INC.
By:	Dated:
Name:
Title:

ATTEST:

Secretary

CERTIFICATE OF AUTHENTICATION

This Bond is one of the L Bonds referred to in the within-mentioned Indenture.

BANK OF UTAH (as Trustee)

By:		Dated:
Authorized Signature

A-2

REVERSE SIDE OF BOND

This Bond is one of a duly authorized issue of debt securities of the Company designated as its L Bonds (the “Bonds”) to be issued under an Amended and Restated Indenture dated as of October [●], 2017, as the same may be amended or supplemented from time to time thereafter in accordance with its terms (the “Indenture”), among the Company, GWG Life, LLC (as guarantor), and Bank of Utah, as Trustee (the “Trustee,” which term includes any successor Trustee under the Indenture). Reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders, and for a statement of the terms upon which the Bonds are, and are to be, authenticated and delivered. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

The Bonds are general obligations of the Company. The payment of the principal of and interest on this Bond is expressly subordinated, as provided in the Indenture, to the payment of all Senior Debt and, by the acceptance of this Bond, the Holder hereof agrees, expressly for the benefit of the present and future holders of Senior Debt, to be bound by the provisions of the Indenture relating to such subordination and authorizes and appoints as such Holder’s attorney-in-fact, the Trustee, to take such action on such Holder’s behalf as may be necessary or appropriate to effectuate such subordination.

The Company may, at its option, at any time redeem this Bond either in whole or from time to time in part prior to the Maturity Date by providing at least 30 days written notice to the Holder. If this Bond shall be redeemed by call for redemption and payment be duly provided therefor as specified in the Indenture, interest shall cease to accrue on this Bond.

This Bond may be transferred and exchanged only as provided in the Indenture. This Bond may not be assigned, transferred or otherwise alienated without the prior written consent of the Company and shall be subject to the Company’s right to demand and receive an opinion of Holder’s legal counsel (which counsel shall be reasonably acceptable to the Company) that the transfer does not violate any applicable securities laws. The Company may also require a signature guarantee.

Approximately 30 days prior to the Maturity Date, the Company will send the Holder a Notice of Maturity to notify the Holder of the Maturity Date. If in the Notice of Maturity the Company does not notify the Holder of its intention to repay this Bond, and unless at least 15 days prior to the Maturity Date, the Holder has not demanded repayment of this Bond, this Bond shall be automatically renewed for an additional term equal to the term of the maturing Bond and shall be deemed to have been renewed by the Holder and the Company as of the Maturity Date, such that a new Bond shall be deemed to have been issued as of such Maturity Date. This Bond will continue to renew as described herein absent some action permitted under the Indenture and this Bond by either the Holder or the Company. Interest on the renewed Bond shall accrue from the Issue Date thereof, which is the first day of such renewed term. This renewed Bond will be deemed to have identical terms and provisions as the maturing Bond, including provisions relating to payment, except that the interest rate payable during the term of the renewed Bond shall be the interest rate which is being offered by the Company on other Bonds with the same term as of the Issue Date of such renewal. If other Bonds with the same term are not then being offered on the Issue Date of such renewal, the interest rate upon renewal will be the rate specified by the Company on or before the Maturity Date, or the Bond’s existing rate if no such rate is specified. If the Company gives notice to the Holder of the Company’s intention to repay the Bond at maturity, the Company shall pay the Holder the principal amount and accrued and unpaid interest thereon on the Payment Date next following the Maturity Date, and, provided such payment is timely made, no interest will accrue after the Maturity Date. Otherwise, if the Holder requests repayment at least 15 days prior to the Maturity Date, no interest will accrue after the Maturity Date and the Holder will be sent payment upon the Payment Date next following the Maturity Date; provided that any interest paid to the Holder accruing after the Maturity Date shall be deducted from such payment.

A-3

If an Event of Default shall occur and be continuing, the outstanding principal of this Bond may be declared due and payable in the manner and with the effect provided in the Indenture. The Company shall pay all costs of collection, whether or not judicial proceedings are instituted, in the manner provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be waived by the Holders of a majority in principal amount of the Bonds outstanding.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Bonds at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages of the aggregate principal amount of the Bonds at the time outstanding, on behalf of the Holders of all of the Bonds, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

No reference herein to the Indenture and no provision of this Bond or of the Indenture or amendment or modification hereof or thereof shall alter or impair the obligation of the Company to pay the principal of and interest on this Bond at the times, place and rate and in the coin or currency herein prescribed.

In the event of a consolidation or merger of the Company into, or of the transfer of its assets substantially as an entirety to, a successor entity in accordance with the Indenture, such successor entity shall assume payment of the Bond and the performance of every covenant of the Indenture on the part of the Company, and in the event of any such transfer, the Company (or the successor entity in the event of a subsequent consolidation, merger or transfer) shall be discharged from all obligations and covenants in respect of the Bonds and the Indenture and may be dissolved and liquidated, all as more fully set forth in the Indenture.

The Bonds are originally issuable in such denominations as may be designated from time to time by the Company, but in no event in an original denomination less than $1,000. Subject to the provisions of the Indenture (including without limitation Section [●] thereof), the transfer of this Bond is registerable in the Securities Register, upon surrender of this Bond for registration of transfer at the office or agency of the Registrar duly endorsed by or accompanied by a written instrument of transfer in the form printed on this Bond or in another form satisfactory to the Company and the Registrar duly executed by the Holder hereof or such Holder’s attorney, duly authorized in writing, and thereupon one or more new Bonds, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Registrar may assess service charges for any such registration or transfer or exchange, and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Bond shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of law provisions thereof.

A-4

GUARANTEE NOTATION

[INSERT GUARANTEE NOTATION HERE, IN FORM OF EXHIBIT B]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer this Bond)

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

(Please print name and address of transferee above)

this Bond, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                 , as attorney-in-fact, to transfer the within Bond on the books kept for registration of the issuing corporation, with full power of substitution.

Dated:

Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Bond)

Social Security or Other Identifying Number of Transferee:

Signature Guaranteed:

B-1

Exhibit B

FORM OF GUARANTEE NOTATION

FOR VALUE RECEIVED, the Guarantor (which term includes any successor Person under the Indenture) has, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Amended and Restated Indenture dated as of October [●], 2017 (the “Indenture”), by and among GWG Holdings, Inc. (the “Company”), the Guarantor party thereto, and Bank of Utah, as trustee (the “Trustee”), (i) the due and punctual payment of the principal of, premium and interest on, these Securities, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on these Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (ii) in case of any extension of time of payment or renewal of these Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

GWG Life, LLC

By:
Name:
Title:

B-2

Exhibit C

FORM OF PLEDGE AND SECURITY AGREEMENT

[to be attached]

 s

 C-1